Exhibit 3.5

NOTICE OF ANNUAL AND SPECIAL MEETING

and

MANAGEMENT INFORMATION CIRCULAR

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 21, 2015

April 16, 2015

TOTAL ENERGY SERVICES INC.

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

to be held Thursday, May 21, 2015

NOTICE IS HEREBY GIVEN that the annual and special meeting (the “Meeting”) of the holders (“Shareholders”) of common shares (“Common Shares”) of Total Energy Services Inc. (the “Corporation”) will be held at the Calgary Petroleum Club, 319 – 5th Avenue S.W., Calgary, Alberta on Thursday, May 21, 2015 at 10:00 a.m. (Calgary time), for the following purposes:

(a)	to receive the consolidated financial statements of the Corporation as at and for the year ended December 31, 2014, together with the report of the auditor thereon;

(b)	to elect the directors of the Corporation for the ensuing year;

(c)	to appoint the auditor of the Corporation for the ensuing year;

(d)	to consider, and if thought advisable, to pass, with or without variation, an ordinary resolution approving a new share option plan for the Corporation; and

(e)	to transact such further and other business as may properly be brought before the Meeting or any adjournment thereof.

Specific details of the matters to be put before the Meeting are set forth in the Information Circular accompanying this Notice of Meeting. Only Shareholders of record at the close of business on April 16, 2015 are entitled to notice of and to attend the Meeting, or any adjournment or adjournments thereof, and to vote thereat.

Your participation at the Meeting is important. If you do not expect to attend in person and would like your Common Shares represented, please complete the enclosed form of proxy and return it as soon as possible in the envelope provided for that purpose. To be valid, all proxies must be deposited at the office of the Registrar and Transfer Agent of the Corporation, Computershare Trust Company of Canada, Attention: Proxy Department, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1; not later than 10:00 a.m. (Calgary time) on Tuesday, May 19, 2015 or forty-eight (48) hours preceding any adjournment of the Meeting.

Dated at the City of Calgary, in the Province of Alberta, this 16th day of April, 2015.

BY ORDER OF THE BOARD OF DIRECTORS

(signed) “Cam Danyluk”

Cam Danyluk

Vice President, Legal, General Counsel and Corporate Secretary

ANNUAL AND SPECIAL MEETING OF THE SHAREHOLDERS OF TOTAL ENERGY SERVICES INC.

MANAGEMENT INFORMATION CIRCULAR

Solicitation of Proxies

This Management Information Circular (the “Circular”) is furnished in connection with the solicitation, by the management (“Management”) of Total Energy Services Inc. (the “Corporation”) of proxies to be used at the annual and special meeting (the “Meeting”) of the holders (the “Shareholders”) of outstanding common shares in the capital of the Corporation (the “Shares”), which Meeting is to be held at the time and place and for the purposes set out in the accompanying Notice of Meeting and this Circular. Solicitation of proxies will be primarily by mail, but may also be undertaken by way of telephone, newspaper advertisement, facsimile, e-mail or oral communication by the directors, officers and employees of the Corporation, at no additional compensation. All costs associated with the solicitation of proxies by or on behalf of Management will be paid by the Corporation.

Appointment and Revocation of Proxies

Daniel K. Halyk is an officer and director of the Corporation and Yuliya Gorbach is an officer of the Corporation. A Shareholder has the right to appoint a person (who need not be a Shareholder), other than Daniel K. Halyk or Yuliya Gorbach, to represent such Shareholder at the Meeting. To exercise that right, a Shareholder should strike out the names of Daniel K. Halyk and Yuliya Gorbach on the accompanying Instrument of Proxy and insert the name of the other person in the blank space provided on that Instrument of Proxy. Alternatively, a Shareholder may complete another appropriate form of proxy. A proxy will not be valid unless it is received by the transfer agent of the Shares, Computershare Trust Company of Canada, Attention: Proxy Department, 100 University Avenue, 8th Floor, Toronto, Ontario, M5J 2Y1. To be valid, a proxy must be received by Computershare Trust Company of Canada not later than 10:00 a.m. (Calgary time) on Tuesday, May 19, 2015 or forty-eight (48) hours preceding any adjournment of the Meeting.

A Shareholder who has signed and returned a proxy may revoke that proxy: (a) by signing a proxy bearing a later date and depositing the same with Computershare Trust Company of Canada, at its address set out above, at least forty-eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the commencement of the Meeting or any adjournment thereof; or (b) as to any matter on which a vote shall not already have been cast pursuant to the authority conferred by such proxy, by depositing written notice of revocation with Computershare Trust Company of Canada, at its address set out above, or at the registered office of the Corporation, at any time up to and including the last business day preceding the day of the Meeting or any adjournment thereof or by delivering it to the Chairman of the Meeting; or (c) by attending the Meeting and voting the securities subject to the applicable proxy; or (d) in any other manner permitted by law.

Voting of Proxies

On any ballot that may be called for at the Meeting, the management designees named in the accompanying Instrument of Proxy will vote or withhold from voting the Shares in respect of which they are appointed in accordance with the direction of the Shareholder appointing them, and if the Shareholder specifies a choice with respect to any matter to be acted upon, the applicable Shares will be voted accordingly. In the absence of such direction, the relevant Shares will be voted FOR: (i) the election of the nominees as directors of the Corporation set forth in this Circular; (ii) the appointment of auditors of the Corporation; and (iii) the ordinary resolution approving the share option plan of the Corporation, all as more particularly described in this Circular.

Exercise of Discretion by Proxyholders

The accompanying Instrument of Proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice of Meeting and any other matters which may properly come before the Meeting. At the date of this Circular, Management knows of no such amendment, variation or other matter to be brought before the Meeting. If other matters do properly come before the Meeting, it is the intention of the management designees named in the accompanying Instrument of Proxy to exercise the voting rights attached to the applicable securities in their best judgment.

Notice to Beneficial Holders of Shares

The information set forth in this section is of significant importance to many Shareholders, as a substantial number of such Shareholders do not hold Shares in their own name. Shareholders who do not hold their Shares in their own name (“Beneficial Shareholders”) should note that only proxies deposited by Shareholders whose names appear on the records of the applicable registrar and transfer agent for the Corporation as the registered holders of Shares can be recognized and acted upon at the Meeting. If Shares are listed in an account statement provided to a Shareholder by a broker, then in almost all cases those Shares will not be registered in a holder’s name on the records of the Corporation. Such Shares will more likely be registered under the name of the holder’s broker or an agent of that broker. In Canada, the vast majority of such Shares are registered under the name of CDS & Co. (the registration name for CDS Clearing and Depository Services Inc., which acts as nominee for many Canadian brokerage firms). Shares held by brokers or their nominees can only be voted (for or against resolutions) upon the instructions of the Beneficial Shareholder. Without specific instructions, the broker/nominees are prohibited from voting Shares for their clients. The Corporation does not know for whose benefit the Shares registered in the name of CDS & Co. are held. The majority of Shares held in the United States are registered in the name of Cede & Co., the nominee for the Depository Corporation Company, which is the United States equivalent of CDS Clearing and Depository Services Inc. Therefore, Beneficial Shareholders should ensure that instructions respecting the voting of their Shares are communicated to the appropriate person well in advance of the Meeting and should contact their broker promptly if assistance is required.

Applicable Canadian regulatory policy requires intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of Shareholder meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Shareholders in order to ensure that their Shares are voted at the applicable Meeting. Often, the form of proxy supplied to a Beneficial Shareholder by its broker is identical to the form of proxy provided to registered Shareholders; however, its purpose is limited to instructing the registered Shareholder how to vote on behalf of the Beneficial Shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”). Broadridge typically mails a scannable Voting Instruction Form in lieu of the applicable form of proxy. The Beneficial Shareholder is requested to complete and return the Voting Instruction Form to them by mail or facsimile. Alternatively, the Beneficial Shareholder can call a toll-free telephone number or access the internet to vote the Shares held by the Beneficial Shareholder. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of securities to be represented at the Meeting. A Beneficial Shareholder receiving a Voting Instruction Form cannot use that Voting Instruction Form to vote Shares directly at the Meeting as the Voting Instruction Form must be returned as directed by Broadridge well in advance of the Meeting in order to have the applicable Shares voted.

Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting Shares registered in the name of your broker or other intermediary, a Beneficial Shareholder may attend at the Meeting as a proxyholder for the registered shareholder and vote such Beneficial Shareholder’s Shares in that capacity. If a Beneficial Shareholder wishes to attend the Meeting and vote such Beneficial Shareholder’s own Shares, a Beneficial Shareholder must do so as proxyholder for the registered shareholder. To do this, a Beneficial Shareholder should enter such Beneficial Shareholder’s own name in the blank space on the applicable form of proxy provided to the Beneficial Shareholder and return the document to such Beneficial Shareholder’s broker or other intermediary (or the agent of such broker or other intermediary) in accordance with the instructions provided by such broker, intermediary or agent well in advance of the Meeting.

Record Date and Entitlement to Voting

The close of business on April 16, 2015 (the “Record Date”) has been established as the record date for purposes of determining Shareholders entitled to receive notice of the Meeting. Each Shareholder of record at the close of business on the Record Date is entitled to receive notice of and to attend and vote at the Meeting, except to the extent that: (a) the Shareholder has transferred any of his or her Shares after the Record Date; and (b) the transferee of those Shares produces properly endorsed Share certificates or otherwise establishes that he or she owns the Shares, and demands, not later than 10 days before the Meeting that his or her name be included in the list of Shareholders, in which case the transferee will be entitled to receive notice of and to vote his or her Shares at the Meeting or any adjournment thereof.

In the case of Shares that are registered jointly in the names of more than one person, any one of such persons may vote the Shares at the Meeting in person or by proxy. If, however, more than one of them shall be present at the Meeting, in person or by proxy, and such joint owners (or the applicable proxyholders) disagree as to any vote to be cast, the joint owner present (or represented by proxy) whose name appears first in the register of Shareholders maintained by the transfer agent of the Shares will be entitled to cast such vote.

Each Share carries the right to one vote on any matter properly coming before the Meeting.

Shares and Principal Holders

As at April 16, 2015, there were 31,000,000 Shares issued and outstanding. To the knowledge of the directors and officers of the Corporation, as at the date hereof, no person or company beneficially owns, directly or indirectly, or exercises control or direction over, Shares in aggregate entitled to more than 10% of the votes which may be cast at the Meeting, except as follows:

Name	Number of Common Shares	Percentage of Outstanding Shares
Fidelity Investments (1)	4,332,350	14.0%
Burgandy Asset Management Ltd. (2)	3,550,354	11.5%

Notes:

(1)	According to a report under National Instrument 62-103 filed on SEDAR on January 10, 2014.
(2)	According to a report under National Instrument 62-103 filed on SEDAR on April 8, 2015.

Information as to Shares beneficially owned is not within the knowledge of the Corporation and information as to beneficial ownership of securities set out in this Circular has been obtained from third party sources.

MATTERS TO BE CONSIDERED AT THE MEETING

The business of the Meeting is to (i) receive the audited consolidated financial statements of the Corporation for the immediately preceding fiscal year; (ii) elect the directors of the Corporation for the ensuing year; (iii) appoint the auditors of the Corporation for the ensuing year; (iv) consider the ordinary resolution approving the share option plan of the Corporation; and (v) conduct any other business as may be properly brought before the Meeting.

Consolidated Financial Statements

The consolidated financial statements of the Corporation as at and for the year ended December 31, 2014, together with the auditors’ report on those statements, will be placed before the Meeting and are included in the Corporation’s 2014 Annual Report to Shareholders. No action by Shareholders is required at the Meeting in respect of such financial statements and auditor’s report thereon.

Election of Directors

At the Meeting, Shareholders will be asked to consider and, if thought fit, pass ordinary resolutions electing each of the directors of the Corporation for the ensuing year. Management intends to nominate, and, unless otherwise directed, the management designees named in the accompanying form of proxy, intend to vote FOR the election of each of the individuals named below as directors of the Corporation for the ensuing year.

All of the proposed nominees have consented to be named in this Circular, to stand for election and to serve as directors if elected. Each director elected will hold office until the close of the next annual meeting of Shareholders.

The articles of the Corporation stipulate there shall not be more than fifteen or fewer than three directors. There are currently six directors. In accordance with the by-laws of the Corporation, the board of directors of the Corporation (the “Board of Directors”) has determined that six directors will be elected to serve for the ensuing year.

The accompanying form of proxy permits Shareholders to vote “for” or to “withhold” their vote for each nominee director. The Board of Directors has adopted a policy relating to the election of directors of the Corporation, which contemplates that any nominee who, on a ballot taken on the election of directors, has a greater number of votes withheld from voting than the number of votes received for his or her election shall tender his or her resignation to the Chairman of the Board of Directors, subject to acceptance by the Board of Directors. Under the policy, the Corporate Governance and Nominating Committee is directed to consider any such resignation, having regard in its assessment to the best interests of the Corporation and any other factors considered relevant and to make a recommendation to the Board of Directors with respect to the resignation. The policy contemplates that the Board of Directors will make a determination with respect to the resignation and announce its decision in a news release within 90 days of the applicable annual meeting. A director who tenders his or her resignation under the policy shall abstain from any deliberations of the Corporate Governance and Nominating Committee or the Board of Directors relating to the resignation, unless the presence of the affected director at a meeting of the Corporate Governance and Nominating Committee or the Board of Directors is required to satisfy quorum requirements. If a resignation is accepted, the Board of Directors may fill the vacancy created by the resignation. Alternatively, the Board of Directors may determine to leave the resulting vacancy unfilled.

Proposed Nominees

The following table sets out the name and principal occupation of each proposed nominee, the period during which each proposed nominee has served as a director of the Corporation (including periods served as a director of predecessors of the Corporation) and the number of Shares and convertible debentures of the Corporation (“Debentures”) beneficially owned by each proposed nominee (or over which each proposed nominee exercises control or direction) as at the date hereof.

GREGORY S. FLETCHER

AGE: 66

CALGARY, ALBERTA

DIRECTOR SINCE 2003

INDEPENDENT

DANIEL K. HALYK

AGE: 46

CALGARY, ALBERTA

DIRECTOR SINCE 1996

NOT INDEPENDENT

Note:

Mr. Halyk does not receive compensation for his role as a Director of Total Energy Services Inc.

Mr. Fletcher is an independent businessman. He is President and owner of Sierra Energy Inc., a private oil and gas production and development company that he started in 1997. He is also a director of Calfrac Well Services Ltd., a public oilfield service company, Peyto Exploration & Development Corp., a public oil and natural gas company, and Whitecap Resources Inc., a public oil and natural gas company, as well as a number of private companies involved in the oil and gas sector. Mr. Fletcher graduated from the University of Calgary with Bachelor of Science in Geology in 1972 and is a graduate of the Directors Education Program at the Haskayne School of Business, which has been developed by the Institute of Corporate Directors.

Board / Committee Memberships	Attendance in 2014
Board of Directors	6/6	(100%)
Compensation Committee (Chair)	1/1	(100%)
Audit Committee	4/4	(100%)
Total Compensation
2014	$120,090
2013	$110,373
Ownership of Securities(1)

	Number	Market Value	Meet Minimum Share Ownership
Shares	112,000	$1,599,360	Yes
Debentures	0		Not Applicable
Other Public Board Memberships During the Past Five Years

Calfrac Well Services Ltd.	2002 – Present
Peyto Exploration & Development Corp.	2007 – Present
Whitecap Resources Inc.	2010 – Present

Voting Results from 2014 Annual Meeting

	For	Withheld
Number of Votes (%)	25,004,968 (93.0%)	1,883,441 (7.0%)

Mr. Halyk is the President, Chief Executive Officer and a Director of Total Energy Services Inc. and the founder of the Corporation. Mr. Halyk has served as a director since 1996. He has been Chief Executive Officer since May 2002 and President since June 2007. Mr. Halyk does not sit on any committees of the Board of Directors. Since December 1997, Mr. Halyk has been a principal of Trident Capital Partners; a private limited partnership that makes investments primarily in the energy, energy services and real estate industries. Prior to starting Trident Capital, Mr. Halyk was a corporate securities lawyer with Bennett Jones LLP in Calgary. Mr. Halyk received his Bachelor of Commerce (Finance Major) and Bachelor of Laws degrees from the University of Saskatchewan.

Board / Committee Memberships	Attendance in 2014
Board of Directors	6/6	(100%)
Total Compensation
2014	$—
2013	$—
Ownership of Securities(1)

	Number	Market Value	Meet Minimum Share Ownership
Shares	1,242,600	$17,744,328	Yes
Debentures	$300,000		Not Applicable
Other Public Board Memberships During the Past Five Years
None

Voting Results from 2014 Annual Meeting

	For	Withheld
Number of Votes (%)	26,887,409 (100.0%)	1,000 (0.0%)

RANDY S. KWASNICIA

AGE: 59

CALGARY, ALBERTA

DIRECTOR SINCE 2006

INDEPENDENT

GREGORY MELCHIN

AGE: 61

CALGARY, ALBERTA

DIRECTOR SINCE 2009

INDEPENDENT

Mr. Kwasnicia has been President of Bralin Management Ltd., a private oil and gas and real estate investment company, since June 2004. Prior thereto, Mr. Kwasnicia was co- owner of private oil and gas drilling contractors, Excalibur Drilling (1994-2004) and Paragon Drilling Ltd. (1987-1994). Mr. Kwasnicia currently serves on the Boards of Directors of Stonehaven Exploration Ltd., Kicking Horse Energy Inc. and Clearview Resources Ltd., all public junior oil and gas companies. Mr. Kwasnicia graduated from the University of Saskatchewan in 1979 with Bachelor of Arts (Economics) and Bachelor of Commerce (Marketing) degrees.

Board / Committee Memberships	Attendance in 2014
Board of Directors	6/6	(100%)
Corporate Governance and Nominating Comm. (Chair)	1/1	(100%)
Compensation Committee	1/1	(100%)
Total Compensation
2014	$110,940
2013	$101,778
Ownership of Securities(1)

	Number	Market Value	Meet Minimum Share Ownership
Shares	107,200	$1,530,816	Yes
Debentures	$260,000		Not Applicable
Other Public Board Memberships During the Past Five Years

Stonehaven Exploration Ltd.	2010 – Present
Kicking Horse Energy Inc.	2011 – Present
Clearview Resources Ltd.	2014 – Present
Voting Results from 2014 Annual Meeting

	For	Withheld
Number of Votes (%)	26,569,220 (98.8%)	319,189 (1.2%)

Mr. Melchin was appointed to the Board of Directors of Total Energy Services Inc. in September 2009. Mr. Melchin served as a Member of the Legislative Assembly of Alberta from 1997 to 2008. For seven years, he served as a Minister of the Crown, including Minister of Revenue from 2001 to 2004 and Minister of Energy from 2004 to 2006. Mr. Melchin left elected office in March of 2008 and currently serves on the Board of Directors of Baytex Energy Corp. and of Enmax Corporation, where he is Chairman of the Board. Mr. Melchin received his Chartered Accountant designation in 1980 and his FCA designation in 2004. Mr. Melchin also received his Institute of Corporate Directors designation in 2007.

Board / Committee Memberships	Attendance in 2014
Board of Directors	6/6	(100%)
Audit Committee (Chair)	4/4	(100%)
Compensation Committee	1/1	(100%)
Total Compensation
2014	$119,823
2013	$119,740
Ownership of Securities(1)

	Number	Market Value	Meet Minimum Share Ownership
Shares	34,868	$497,915	Yes
Debentures	0		Not Applicable

Other Public Board Memberships During the Past Five Years
Baytex Energy Corp.	2008 – Present

Voting Results from 2014 Annual Meeting

	For	Withheld
Number of Votes (%)	26,534,644 (98.7%)	353,765 (1.3%)

Bruce L. Pachkowski

Age: 58

Calgary, Alberta

Director since 1996

Independent

Andrew Wiswell

Age: 63

Calgary, Alberta

Director since 2005

Independent

Mr. Pachkowski serves as Chairman of the Board of Total Energy Services Inc. and was one of the founding directors, having served as a director since 1996. Mr. Pachkowski is a principal of Trident Capital Partners LP, a management and investment limited partnership and was formerly a partner with Peat Marwick Thorne (now KPMG LLP). Mr. Pachkowski received a Bachelor of Commerce degree from the University of Calgary in 1977 and has been a Chartered Accountant since 1979 and a Chartered Business Valuator since 1989. Mr. Pachkowski is a member of the Institute of Corporate Directors, having completed the Directors Education Program and was awarded the Institute of Corporate Directors designation in 2012.

Board / Committee Memberships	Attendance in 2014
Board of Directors (Chair)	6/6	(100%)
Corporate Governance and Nominating Committee	1/1	(100%)
Total Compensation
2014	$198,440
2013	$184,115
Ownership of Securities(1)

	Number	Market Value	Meet Minimum Share Ownership
Shares	722,000	$10,310,160	Yes
Debentures	$125,000		Not Applicable

Other Public Board Memberships During the Past Five Years

Kicking Horse Energy Inc.	2014 - Present

Voting Results from 2014 Annual Meeting

	For	Withheld
Number of Votes (%)	25,569,220 (98.8%)	319,189 (1.2%)

Mr. Wiswell is an independent businessman and is President of a private advisory and investment corporation. Throughout his career, he has held executive and financial roles and directorships in public companies including: President, Chief Executive Officer and Director of NAL Resources Management Limited; President, Chief Executive Officer and a director of Parkland Income Fund; President of ICG Propane; Vice President Marketing and subsequently Senior Vice President Finance and Chief Financial Officer, Gulf Canada. Mr. Wiswell currently serves on the Board of Directors of Mancal Corporation. Mr. Wiswell holds Bachelor of Arts and Bachelor of Laws degrees from the University of Manitoba in 1974 and a Master of Business Administration degree from the University of Western Ontario in 1980. Mr. Wiswell received his Institute of Corporate Directors designation in 2012.

Board / Committee Memberships	Attendance in 2014
Board of Directors	6/6	(100%)
Audit Committee	4/4	(100%)
Corporate Governance and Nominating Committee	1/1	(100%)
Total Compensation
2014	$111,735
2013	$108,166
Ownership of Securities(1)

	Number	Market Value	Meet Minimum Share Ownership
Shares	65,000	$928,200	Yes
Debentures	$40,000		Not Applicable
Other Public Board Memberships During the Past Five Years
NAL Energy Corporation			2005 - 2012

Voting Results from 2014 Annual Meeting

	For	Withheld
Number of Votes (%)	26,213,985 (97.5%)	674,424 (2.5%)

Note:

(1)	Ownership of Securities information, including Market Value, as at April 15, 2015 based on a closing price on the Toronto Stock Exchange of $14.28 per Share.

Each non-executive director of the Corporation is paid an Annual Retainer of $20,000, and a stipend of $1,000 for each board meeting attended. The Chairman of the Board also receives an additional annual fee of $10,000. The Corporation mandates that each director of the Corporation purchase and hold a minimum of $100,000 worth of Shares, with such minimum ownership requirement being satisfied within five years of becoming a director of the Corporation, save and except for Mr. Halyk, whose ownership requirements are a minimum of 5 times his annual base salary.

Members of the Audit Committee receive a stipend of $1,500 for each Audit Committee meeting attended and the Chair of that Committee receives an annual fee of $10,000. Members of the Corporate Governance and Nominating Committee and the Compensation Committee each receive a stipend of $1,000 for each meeting attended. The Chair of the Corporate Governance and Nominating Committee receives an annual fee of $2,500 and the Chair of the Compensation Committee receives an annual fee of $5,000. See “Executive Compensation – Directors’ Compensation”.

Directors also participate in the Corporation’s Long Term Incentive Plan (“LTIP”). The principal purposes of the LTIP is to develop the interest of the directors in the growth and development of the Corporation by providing such persons with the opportunity to acquire an increased proprietary interest in the Corporation and to better enable the Corporation and its subsidiaries to attract and retain persons of desired experience and ability. Pursuant to the LTIP, an annual allocation of Shares is made by the Board of Directors, on the recommendation of the Compensation Committee, to LTIP participants based on the advice of the Compensation Committee. The current annual allocation of Shares for directors under the LTIP is determined by dividing $60,000 ($120,000 for the Chairman of the Board) by the weighted average price of the Shares for the month of June. Each participant’s aggregate entitlement vests quarterly over three years. Each LTIP participant is responsible for purchasing his respective LTIP allocation in the open market and is reimbursed by the Corporation in respect of such purchases.

Cease Trade Orders, Bankruptcies, Penalties or Sanctions

Corporate Cease Trade Orders or Bankruptcies

To the knowledge of the Corporation, none of the proposed nominee directors of the Corporation: (a) are, as at the date hereof, or have been, within the 10 years before the date of this Circular, a director, chief executive officer or chief financial officer of any company that: (i) was subject to a cease trade order, an order similar to a cease trade order or an order that denied the relevant company access to any exemption under securities legislation that was in effect for a period of more than 30 consecutive days (an “Order”) that was issued while the proposed nominee was acting in the capacity as director, chief executive officer or chief financial officer; or (ii) was subject to an Order that was issued after the proposed nominee ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; (b) are, as at the date of this Circular, or have been within 10 years before the date of this Circular, a director or executive officer of any company that, while that person was acting in that capacity, or within a year of the insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or (c) have, within the 10 years before the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed nominee.

Penalties or Sanctions

To the knowledge of the Corporation, no proposed nominee director of the Corporation, nor any personal holding company thereof owned or controlled by them: (i) has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (ii) has been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Personal Bankruptcies

To the knowledge of the Corporation, in the last 10 years, no proposed nominee director of the Corporation, nor any personal holding company thereof owned or controlled by them, has become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, has become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold his or her assets or the assets of his or her holding company.

Appointment of Auditor

The Board of Directors, upon the recommendation of the Audit Committee of the Board of Directors, propose that KPMG LLP, Chartered Accountants of Calgary, Alberta be appointed as auditors of the Corporation, to hold such office until the next annual meeting of the Corporation. KPMG LLP have been the auditors of the Corporation since May 20, 2009 and prior thereto, were the auditors of the Corporation’s predecessor since March 23, 2005.

Unless otherwise directed, the management designees named in the accompanying form of proxy intend to vote FOR the appointment of KPMG LLP as the auditors of the Corporation to hold office until the next Meeting of Shareholders, at a remuneration to be determined by the Board of Directors.

The Board of Directors recommends that Shareholders vote FOR the appointment of KPMG LLP as the auditors of the Corporation.

Approval of the 2015 Share Option Plan

At the Meeting, Shareholders will be asked to consider and, if deemed advisable, to pass an ordinary resolution approving and adopting a new Share Option Plan (the “2015 Share Option Plan”). A copy of the 2015 Share Option Plan, in its proposed form, is set out in Appendix A to this Circular.

The 2015 Share Option Plan was approved on April 13, 2015 by the Board of Directors and will replace the current Share Option Plan that was approved by shareholders in 2012 (the “2012 Share Option Plan”). The 2015 Share Option Plan will be identical to the 2012 Share Option Plan in all material aspects. In the event the 2015 Share Option Plan is approved by Shareholders, no further grants of Share Options pursuant to the 2012 Share Option Plan will occur, and all future grants of Share Options will occur pursuant to the 2015 Share Option Plan. The principal purposes of the 2015 Share Option Plan are:

(a)	to enable the Corporation (and its affiliates) to attract and retain qualified officers, employees and consultants;

(b)	to promote a proprietary interest in the Corporation on the part of officers, employees and consultants of the Corporation (and its affiliates), by providing such persons with the opportunity to acquire an equity interest in the Corporation or augment their equity interest in the Corporation, as the case may be; and

(c)	to provide an additional incentive to officers, employees and consultants in their efforts on behalf of the Corporation (and its affiliates).

Under the 2015 Share Option Plan, the Board of Directors may, from time to time, issue options (“Share Options”) to officers, employees and consultants of the Corporation (and its affiliates) and persons who provide services to the Corporation (and its affiliates).

Pursuant to the 2015 Share Option Plan, Share Options may only be granted to persons or corporations (“Eligible Optionees”): (a) who are (i) employees (full-time or part-time) or officers of the Corporation (or one or more of its affiliates), or (ii) consultants who are engaged to provide services to the Corporation (or one or more of its affiliates) on an on-going basis under a written contract with the Corporation (or one or more affiliates), who devote or are expected to devote a significant amount of time and attention to the business and affairs of the Corporation (or one or more of its affiliates) and who are engaged to provide services for an initial, renewable or extended period of 12 months or more, and (b) who the Board of Directors selects for participation in the 2015 Share Option Plan. Share Options may also be granted to corporations that are controlled by an Eligible Optionee. Non-management directors of the Corporation are not eligible to receive Share Options under the 2015 Share Option Plan.

The maximum number of Shares reserved for issuance pursuant to Share Options granted under the 2015 Share Option Plan, together with the number of Shares reserved for issuance under the 2012 Share Option Plan, all previous share option plans and all other security-based compensation arrangements, may not exceed 3,100,000 shares (the “Option Threshold”). After consideration of the number of Share Options granted and presently outstanding under all previous share option plans of the Corporation, which as of the Record Date total 1,660,000 Share Options, a total of 1,440,000 Shares will be reserved for issuance pursuant to the 2015 Share Option Plan. The aggregate of the Share Options presently outstanding granted under all previous share option plans and the Share Options authorized under the 2015 Share Option Plan will represent 10% of the issued and outstanding Shares as at the Record Date. Any amendment to the Option Threshold must be approved by the TSX or such other exchange on which the Shares may be listed from time to time (the “Exchange”) and, if required by the Exchange, the Shareholders.

The 2015 Share Option Plan provides that all grants of Share Options thereunder will be subject to the following terms and conditions: (a) an Eligible Optionee may hold more than one Share Option at any time; however, no one Eligible Optionee will be granted Share Options that, when combined with any other security based compensation arrangement, would entitle the Eligible Optionee to purchase more than 5% of the total number of issued and outstanding Shares; (b) the number of Shares reserved, at any time, for issuance to insiders pursuant to Share Options, when combined with the number of Shares issuable to insiders pursuant to all other security based compensation arrangements of the Corporation, will not exceed 10% of the total number of issued and outstanding Shares; and (c) there may not be issued to insiders, within a one-year period, a number of Shares that, when combined with the number of Shares issuable to insiders pursuant to all other security based compensation arrangements of the Corporation, would exceed 10% of the total number of issued and outstanding Shares.

The exercise price of each Share Option will be determined in the discretion of the Corporation at the time the Share Option is granted, provided that the exercise price will not be lower than the “Market Price”. For purposes of the 2015 Share Option Plan, “Market Price” means the five day weighted average trading price of the Shares on the Exchange as of the close of trading on the last trading day prior to the date the Share Option is granted; provided that in the event the Shares are not listed on any exchange, the Market Price will be such price as is determined by the Board of Directors.

All Share Options granted under the 2015 Share Option Plan will be subject to a fixed term and will be exercisable from time to time as determined in the discretion of the Board of Directors at the time of the grant, provided that no Share Option will have a term exceeding ten years (or such longer period as is permitted by the Exchange). Unless otherwise determined by the Board of Directors, if any Share Option is scheduled to expire (a) at a time when the holder of the Share Option is subject to restrictions on trading securities of the Corporation under a trading “blackout” established by the Corporation; or (b) within five business days after the termination of such blackout period, the Share Option will, notwithstanding the scheduled expiry date of such Share Option, expire as of the date that is 10 business days following the end of such applicable blackout period and shall be exercisable by the holder at any time up to the applicable time on such revised expiry date.

In the event that an Eligible Optionee ceases to hold the position of officer, employee or consultant of the Corporation (or any of its affiliates) or a service provider to the Corporation (or any of its affiliates) for any reason whatsoever (other than as a result of death, incapacity or permanent disability), the Share Option will terminate on the earlier of: (i) its expiry date; and (ii) 90 (or fewer) days after such cessation. In the event of the death, incapacity or permanent disability of an Eligible Optionee, the Share Option will terminate on the earlier of: (i) its expiry date; and (ii) 12 months (or sooner) after the date of death, incapacity or permanent disability of the Eligible Optionee.

The 2015 Share Option Plan contains anti-dilution provisions, which permit the Board of Directors to make adjustments to Share Options granted under the 2015 Share Option Plan in certain circumstances to prevent substantial dilution or enlargement of the rights granted to, or available for, holders of outstanding Share Options. The number of Shares that may be acquired upon the exercise of a Share Option or the exercise price associated with an outstanding Share Option (or both) may be adjusted by the Board of Directors in the following circumstances:

(a)	any change in the Shares through subdivision, consolidation, reclassification, amalgamation, merger or otherwise; or

(b)	any stock dividend paid to holders of Shares (other than such stock dividends issued at the option of shareholders of the Corporation in lieu of substantially equivalent cash dividends); or

(c)	any rights are granted to all or substantially all of the holders of Shares to purchase Shares at a price less than 85% of the fair market value of the Shares at the date of grant; or

(d)	as a result of any recapitalization, merger, consolidation or otherwise, the Shares are converted into, or exchanged for, any other shares.

The 2015 Share Option Plan provides that all outstanding unexercised and unvested Share Options shall vest and become immediately exercisable in the event an unsolicited offer is made to purchase all of the issued and outstanding Shares. For purposes of the 2015 Share Option Plan, an unsolicited offer is an offer to purchase Shares made generally to the holders of those shares that is in the nature of a formal takeover bid, in respect of which neither the Board of Directors or management of the Corporation solicited, sought out or otherwise arranged for the making of the offer.

The 2015 Share Option Plan also includes a right of the Corporation to terminate all outstanding Share Options in the following circumstances:

(a)	the acquisition by any person or any group of persons acting jointly or in concert within the meaning of applicable securities laws (the “offeror”), directly or indirectly, of such number of Shares as entitles the offeror to acquire, pursuant to the compulsory purchase provisions of the ABCA, or such other governing legislation as may apply to the Corporation at the time, all remaining Shares not already acquired by the offeror, or

(b)	the receipt of all required shareholder, regulatory and court approvals, as applicable, for an amalgamation, arrangement, consolidation, merger or other business combination pursuant to which the offeror will, directly or indirectly, upon completion thereof, acquire all of the issued and outstanding Shares.

Holders of Share Options that are terminated by the Corporation in such circumstances are entitled to receive compensation for the in-the-money amount of the terminated Share Options, having regard to the consideration to be paid to shareholders generally under the applicable transaction.

Share Options granted under the 2015 Share Option Plan are not assignable or transferable by an Eligible Optionee, except for: (i) a limited right of assignment to allow the exercise of Share Options by an Eligible Optionee’s heirs, executor or legal representative (as the case may be) in the event of death, incapacity or permanent disability; and (ii) with the approval of the Board of Directors and the Exchange, a right to transfer such Share Options to a corporation controlled by the Eligible Optionee and wholly-owned by the Eligible Optionee or his spouse or children (or any of them).

The Board of Directors has, on the basis described below, the right to amend the 2015 Share Option Plan and to suspend, terminate or discontinue the 2015 Share Option Plan. Any amendments to the 2015 Share Option Plan are subject to the approval of applicable regulatory authorities, including the Exchange. Any amendment to the 2015 Share Option Plan shall take effect only with respect to Share Options granted after the effective date of such amendment, provided that an amendment may apply to any outstanding Share Options with the mutual consent of the Corporation and the Eligible Optionees to whom such Share Options were granted.

Under the 2015 Share Option Plan, the Board of Directors has the power and authority to approve amendments to the 2015 Share Option Plan (or to Share Options), without further approval of the Shareholders, including to the extent that such amendment:

(a)	is for the purpose of curing any ambiguity, error or omission in the 2015 Share Option Plan or to correct or supplement any provision of the 2015 Share Option Plan that is inconsistent with any other provision of the 2015 Share Option Plan;

(b)	is necessary to comply with applicable law or the requirements of any stock exchange on which the Shares are listed;

(c)	is an amendment to the 2015 Share Option Plan respecting administrative matters;

(d)	changes the vesting provisions of any Share Option;

(e)	changes the termination provisions of a Share Option or the 2015 Share Option Plan in a manner that does not entail an extension of such Share Option beyond its original expiry date (except in respect of a revised expiry date established in light of the existence of any trading “blackout”, as described above); or

(f)	is an amendment to the 2015 Share Option Plan of a “housekeeping” nature;

provided that the amendment does not: (i) change the number of Shares issuable under the 2015 Share Option Plan; (ii) add any form of financial assistance by the Corporation for the exercise of any Share Option; (iii) result in material or unreasonable dilution in the number of outstanding Shares or any material benefit to an Eligible Optionee; (iv) expand the circumstances under which Share Options may be assigned or transferred; or (v) change the class of eligible participants under the 2015 Share Option Plan if such change would have the potential of broadening or increasing participation by insiders of the Corporation. Amendments of the nature referred to in (i) through (v) above in this paragraph may only be made with the approval of the Shareholders (by way of ordinary resolution).

Shareholders will be asked to pass the following resolutions (the “Share Option Plan Resolution”) at the Meeting, with or without variation, relating to the approval and adoption of the 2015 Share Option Plan as described above:

“BE IT RESOLVED THAT the approval and adoption of the 2015 Share Option Plan, as more particularly described in the Corporation’s information circular dated April 16, 2015, be and are hereby authorized, ratified, confirmed and approved; and

BE IT FURTHER RESOLVED THAT any one director or officer of the Corporation is hereby authorized and directed for and on behalf of the Corporation to execute or cause to be executed and to deliver or cause to be delivered all such documents, and to do or cause to be done all such acts and things, as such director of officer may deem necessary or desirable in connection with the foregoing resolutions.”

In order to be approved, the Share Option Plan Resolution must be approved by an ordinary resolution of the shareholders, being a simple majority of the votes cast by shareholders present in person or by proxy at the Meeting who voted in respect of the Share Option Plan Resolution. The Board recommends that shareholders vote in favour of the Share Option Plan Resolution.

The Board of Directors recommends that Shareholders vote FOR the ordinary resolution approving the 2015 Share Option Plan.

Unless otherwise directed, the management designees named in the accompanying form of proxy intend to vote FOR the ordinary resolution approving the 2015 Share Option Plan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Compensation Committee of the Board of Directors is responsible for approving the goals and objectives of the Corporation’s President and Chief Executive Officer, reviewing and recommending to the Board of Directors the remuneration of the Named Executive Officers, developing compensation policies and reviewing succession planning. Members of the Compensation Committee during the financial year ended December 31, 2014 were Gregory Fletcher (Chairman), Randy Kwasnicia and Gregory Melchin, each of whom is independent within the meaning of NI 58-101. Each of the members of the Compensation Committee have experience in leadership roles, broad knowledge of the energy industry and tenure as directors of various public and private organizations. This background provides the Compensation Committee with the collective skills and experience to carry out its mandate effectively.

Compensation Philosophy and Objectives

The philosophy adopted by the Board of Directors in respect of compensation matters is to establish, to the extent reasonably possible, objective criteria that motivate senior management and are consistent with industry and Shareholder expectations. The Corporation’s compensation program is designed to encourage performance that the Compensation Committee believes is in the best long term interests of Shareholders. The Compensation Committee believes that overall levels of compensation should be primarily related to success in meeting specific, predetermined corporate objectives. The primary objective of the Corporation is to generate an industry leading return on invested capital while at the same time establishing and maintaining financial strength and flexibility and operating in a safe and efficient manner, and the Corporation’s compensation practices are ultimately structured to encourage achievement of this primary objective. In addition, the Compensation Committee strives to ensure that the compensation program appropriately limits risk taking on the part of management. This is achieved in part by balancing short and long term incentives, using staged vesting of stock options and imposing meaningful share ownership requirements.

The objectives of the Corporation’s compensation program are to: (i) provide competitive compensation in order to enable the Corporation to attract, retain and motivate the executive personnel necessary to achieve the short and long term business goals of the Corporation; (ii) encourage individual performance and achievement of corporate objectives; and (iii) align the interests of management with the interests of the Shareholders.

Base compensation levels, including salaries, benefits and perquisites should be generally competitive but moderate and at median levels relative to comparable organizations. The incentive portion of the compensation program is intended to encourage and reward superior annual performance with respect to value creation and capital efficiency, net capital asset growth, shareholder return, achievement of health and safety goals and objectives, individual performance and other contributions to the success of the Corporation.

The Compensation Committee’s objective is to develop a balance between short-term compensation and long-term compensation. Short-term compensation (such as cash) rewards current performance and long-term compensation (such as equity) serves as a retention tool and encourages executive officers to produce positive long-term results and align their interests with those of Shareholders. The elements of the Corporation’s compensation program are designed to promote the objectives of the Corporation’s compensation program as a whole and balance these interests. The Compensation Committee does not expect any significant changes to its compensation policies and practices in 2015.

The Compensation Committee conducts an annual review to consider and, if necessary, adjust executive compensation. In conducting its review, the Compensation Committee compares current compensation levels with published industry surveys and internal reviews of industry competitors, and, if considered necessary, engages specialists in human resources and compensation to augment this comparative analysis. In addition, the Chief Executive Officer provides an individual performance review for each officer, excluding himself. The Chairman of the Compensation Committee conducts a performance review in respect of the Chief Executive Officer. Through this process, individual salary levels are determined and, if warranted by the objective criteria set forth in the formal bonus plan or by specific achievements beyond such plan, bonuses are awarded. Based upon the recommendation of the Compensation Committee, the compensation of the Chief Executive Officer, the Chief Financial Officer, the Vice President, Operations, the Vice President, Field Services and the Vice President, Legal and General Counsel is reviewed and, if considered appropriate, approved by the Board of Directors.

The Corporation has not retained a compensation consultant or advisor during the past three financial years.

Elements of the Corporation’s Compensation Program

There are three components to the Corporation’s compensation program. These consist of an annual base compensation, an annual incentive bonus, and a long term incentive plan.

The overall compensation decision in respect of individual executives begins with consideration of an appropriate base level of compensation (which includes base salary, perquisites and other benefits generally available to all employees). The annual incentive bonus component is determined having regard primarily to the relative success of the executive team in meeting and achieving predetermined criterion designed to measure executive performance. The annual incentive bonus component is limited in the case of each executive to a percentage of base salary. The long term incentive plan consists of the granting of Share Options, a share purchase assistance plan and an employee savings plan.

Annual Base Compensation

The Chief Executive Officer reviews and recommends the base salary for each of the Corporation’s executive officers (other than with respect to the Chief Executive Officer), which recommendations are reviewed and considered by the Compensation Committee which, in turn, submits its recommendations to the Board of Directors for a final determination. Compensation of the Chief Executive Officer is determined by the Compensation Committee following discussions with the Chief Executive Officer and recommendations are subsequently submitted for approval by the Board of Directors. Base salary recognizes and compensates executive officers for their position, experience and professional qualifications and the level of responsibility of the position.

When considering adjustments to the base salaries of the executive officers, the Compensation Committee and the Board of Directors review and discuss data on salaries in the oil and gas services industry generally and consider the current and prospective business and operating environment. The Compensation Committee also reviews, with the Chief Executive Officer, the experience and responsibilities of each of the executives in relation to salary recommendations for all executive officers other than himself. The purpose of base salary is to create cash compensation for executive officers that is competitive in the industry and will enable the Corporation to attract, motivate, and retain high quality executives.

The Corporation’s general approach is to target base salaries at the median as determined by reference to the Petroleum Services Association of Canada’s Annual Compensation Survey report of compensation practices in the Canadian oil and gas services sector, with annual and long-term incentives intended to provide exceptional performers the opportunity to realize gains above the median when identified personal and corporate objectives are met and exceeded.

The executive officers also participate in other group benefit plans, including life insurance, disability insurance and health and dental insurance that are available to all employees of the Corporation and its Subsidiaries. Certain of the executive officers also have the use of vehicles that are provided by the Corporation (except for the President and Chief Executive Officer and the Vice President, Legal and General Counsel who are responsible for providing their own vehicles) and are provided with parking and certain club memberships. The specifics of these perquisites are enumerated in the discussion below of each executive officer’s employment agreement with the Corporation. During 2014, the Compensation Committee did not make any changes to the other perquisites that the executive officers receive.

Annual Incentive Bonus

The Corporation provides annual incentive compensation to executive officers in the form of cash. The annual incentive bonus is intended to provide the opportunity for executive officers to realize additional gains when the Corporation’s annual performance objectives are met or exceeded and/or when their individual job performance is exceptional based on an annual formal performance review.

Effective January 2010, the Board of Directors adopted the current annual incentive bonus plan for senior executives. The bonus plan provides that bonuses for senior executives will be based on five criteria:

1)	Economic Profit – Achieving an incremental return that exceeds the Corporation’s weighted average cost of capital;

2)	Capital Asset Growth – Increase to capital assets by organic growth and/or acquisitions;

3)	Shareholder Relative Total Return – Shareholder total return as measured by share price performance (assuming reinvestment of dividends) relative to the total return for the S&P/TSX SmallCap Index;

4)	Health, Safety and Environmental (HSE) Performance – Consideration of key HSE statistics relative to three year rolling average; and

5)	Individual Performance – Evaluation of individual performance based on mutually accepted goals and objectives.

All senior executives have the same weighting applied for each of the five criteria. Economic Profit is given the largest weighting at 50% as it generally indicates how successful the Corporation has been in investing its capital, managing its operations and creating shareholder value. Economic Profit is calculated by measuring the after-tax profit of the Corporation less the Corporation’s required return given its cost of capital. The Corporation’s annual audited statements are used in this determination and the Corporation’s weighted average cost of capital is determined annually by an independent investment banking firm. The bonus percentage earned is zero if the Corporation’s Economic Profit is not positive and is calculated on a sliding scale basis such that an Economic Profit in excess of 6% earns 100% of the available bonus for this component.

Capital Asset Growth is given a weighting of 15%. Capital Asset Growth is a measure of how successful the Corporation is in deploying capital in order to meet its growth objectives. Capital Asset Growth is calculated by determining the annual percentage increase to capital assets. No bonus percentage for this component is earned if Capital Asset Growth is less than 10% with a sliding scale such that the full 100% bonus is earned where Capital Asset Growth is 15% or greater.

Shareholder Relative Total Return is given a weighting of 10% and serves to further align senior executives with the Corporation’s shareholders. Shareholder Relative Total Return is calculated by determining the amount that total investment gain to shareholders resulting from the movement in the share price (plus dividends, assuming dividend reinvestment) exceeds the return of the S&P/TSX SmallCap Index, of which the Corporation is a constituent. The bonus earned for this component is zero where the Corporation’s Shareholder Relative Total Return is zero or less and ranges up to 100% of the bonus for this component where the Corporation’s Shareholder Relative Return exceeds 6%.

The HSE Performance bonus component creates incentives for ever-improving health, safety and environmental performance and is given a weighting of 10%. The HSE Performance bonus component is calculated by equally considering the Corporation’s Total Recordable Incident Frequency (TRIF) and Lost Time Incidents (LTI). The bonus component is achieved when current year TRIF and/or LTI is equal or lower than the three year rolling average. If only one measure is met, half the bonus component is earned.

Individual Performance will comprise a 15% weighting of the total bonus. Annually, the CEO’s performance will be evaluated by the Compensation Committee and the other senior executives will be evaluated by the CEO. In addition to other quantitative and qualitative factors such as a track record of integrity and leadership, good judgment, the vision and ability to manage the Corporation and to create sustainable growth, the following table sets out the individual performance goals for each of the officers set forth therein.

Name	Goals
Daniel K. Halyk President and Chief Executive Officer	Direct the overall business activities and organizational policies with the objective of generating an industry leading and sustainable return on invested capital.

Yuliya Gorbach Vice President, Finance and Chief Financial Officer	Ensure the accuracy and timeliness of all financial reporting. Provide overall direction for accounting, budgeting, tax, treasury and credit functions.

Bradley J. Macson Vice President, Operations	Develop and implement operating policies and procedures to maximize operational efficiencies and achieve health, safety and environmental goals and objectives.

W. Gerry Crawford Vice President, Field Services	Develop and maintain long-term, collaborative relationships with key stakeholders, including employees, customers, suppliers and regulatory agencies to enhance field operations and seek out opportunities for revenue growth and cost efficiencies.

Cam Danyluk Vice President, Legal, General Counsel and Corporate Secretary	Ensure legal and regulatory compliance and provide efficient legal and regulatory support throughout the organization.

By placing emphasis on variable compensation, the Corporation aims to tie a portion of the total executive compensation package to improvements in the Corporation’s absolute and relative performance and consequently, the value of the Shares.

Long Term Incentive Plan

The long term incentive plan consists of the granting of Share Options, a share purchase assistance plan and an employee savings plan.

Share Purchase Assistance Plan

The share purchase assistance plan (the “SPAP”) was adopted by the Corporation in 2005, under which the Corporation has agreed to reimburse participants for interest charged on a personal loan if the proceeds of such loan are used by the participant to purchase Shares either on the exercise of previously granted stock options or in the market. The SPAP was implemented to assist senior executives and divisional general managers to increase their economic interest in the Corporation and therefore better align their interests with the interests of Shareholders. The Corporation mandates that the Chief Executive Officer purchase and hold Shares equivalent in value to five times his annual base salary, as at the time of purchase, and that the Chief Financial Officer, the Vice President, Operations, the Vice President, Field Services and the Vice President, Legal and General Counsel each purchase and hold Shares equivalent in value to three times his annual base salary, as at the time of purchase.

The personal loans are provided to participants by a Canadian chartered bank and participants are required to satisfy the credit and other conditions or requirements imposed by such Canadian chartered bank. The Corporation does not, directly or indirectly, extend or maintain credit or arrange for the extension of credit and does not guarantee or otherwise provide security for the personal loans. Participants are required to apply all dividends paid on the Shares purchased with the personal loan towards repayment of the personal loan. The Corporation’s obligation to reimburse participants for interest generally continues for approximately four years from the date of the loan and is subject to earlier termination upon resignation of the participant from the Corporation and upon termination for cause. During the year ended December 31, 2014, an aggregate of $37,931 was paid by the Corporation to participants in the SPAP ($4,446 of the aggregate amount was paid in favour of the Named Executive Officers as a group).

Share Option Plan

In order to provide a long-term component to the executive compensation program, certain officers, employees and consultants are granted Share Options from time to time. On May 22, 2012, shareholders approved the 2012 Share Option Plan in respect of the Corporation, which provided that certain employees of the Corporation, including Named Executive Officers, may have vested in them Share Options at the discretion of the Board of Directors, which are to be issued at the market price of the Shares, being a five day weighted average trading price at the time of the grant. The 2012 Share Option Plan replaced the then existing share option plan (the “2009 Share

Option Plan”) and was identical to the 2009 Share Option Plan in all material respects. The 2012 Share Option Plan was amended on May 22, 2013 to increase the number of Share Options available for grant under the 2012 Share Option Plan.

The principal purposes of the 2012 Share Option Plan (and the 2015 Share Option Plan that will be placed before the Shareholders at the Meeting as described in Appendix “A” hereto) are:

(a)	to enable the Corporation (and its affiliates) to attract and retain qualified officers, employees and consultants;

(b)	to promote a proprietary interest in the Corporation on the part of officers and employees of the Corporation (and its affiliates) and consultants to the Corporation (and its affiliates), by providing such persons with the opportunity to acquire an equity interest in the Corporation or augment their equity interest in the Corporation, as the case may be; and

(c)	to provide an additional incentive to officers, employees and consultants in their efforts on behalf of the Corporation (and its affiliates).

Under the 2012 Share Option Plan, the Board of Directors may, from time to time, issue Share Options to officers and employees of the Corporation (and its affiliates) and persons who provide services to the Corporation (and its affiliates). Non-management directors of the Corporation are not eligible to receive grants of Share Options under the 2012 Share Option Plan.

The maximum number of Shares reserved for issuance pursuant to Share Options granted under the 2012 Share Option Plan may not exceed 1,996,690 shares and any amendment to such maximum must be approved by the Exchange and, if required by the Exchange, the Shareholders. As at April 16, 2015, an aggregate of 1,660,000 Share Options were outstanding representing 5.4% of the issued and outstanding Shares at such date. This is comprised of 1,420,000 Share Options from the 2012 Share Option Plan and 240,000 Share Options remaining from the 2009 Share Option Plan. 1,690 Share Options remain issuable on further grants under the 2012 Share Option Plan (until such time as the 2015 Share Option Plan is approved). No further grants may be made under the 2009 Share Option Plan.

For more information about the Share Option Plans, see “Securities Authorized for Issuance Under Equity Compensation Plans” and “Appendix A – Description of Share Option Plan”.

Employee Savings Plan

The employee savings plan was established for the benefit of all employees of the Corporation and its subsidiaries. The employee savings plan is intended to increase the economic interest of employees in the Corporation and to thereby further align the interests of employees with the interests of Shareholders. Employees are generally required to complete three months of service to become eligible to participate in the employee savings plan. Under the employee savings plan, employees (including the Named Executive Officers) may elect to contribute a portion of their salary to the employee savings plan and a contribution of 1.5 times that amount is made by the Corporation. The maximum amount that may be contributed by an employee ranges from 2% to 6% of the employee’s base compensation, depending upon the number of years of service. Contributions made by employees are deposited directly into an individual registered retirement savings plan maintained by a third-party retirement savings company on each individual’s behalf, and employees have the option to direct their investment into numerous funds. Contributions provided by the Corporation in an amount equivalent to 1.5 times the employee contribution are forwarded to an account manager and deposited into individual investment accounts for the benefit of participating employees. Those contributions are used by the account manager to purchase Shares in the market.

During the year ended December 31, 2014, an aggregate of $3,775,549 was contributed to the Savings Plan by the Corporation by way of matching contributions of employees ($74,314 of the aggregate amount was contributed in respect of the Named Executive Officers as a group).

Summary Compensation Table

The following table sets forth the compensation for the President and Chief Executive Officer, the Vice President, Finance and Chief Financial Officer, the Vice President, Operations, the Vice President, Field Services and the Vice President, Legal, General Counsel and Corporate Secretary of the Corporation during the financial years ended December 31, 2014, 2013 and 2012 in such capacities with the Corporation, during such financial years. These five individuals are collectively referred to herein as the “Named Executive Officers”.

Name and principal position	Year	Salary ($)	Share- based awards ($)	Option- based awards(5)	Non-equity incentive plan compensation(6) ($)		All other compensation ($)(7)	Total compensation ($)
					Annual incentive plans	Long-term incentive plans
Daniel K. Halyk	2014	223,333	Nil	Nil	268,800	Nil	12,570	504,703
President and Chief	2013	220,000	Nil	Nil	275,000	Nil	12,420	507,420
Executive Officer(1)	2012	218,958	Nil	941,974	293,700	Nil	12,375	1,467,007

Mark A. Kearl(2)	2014	100,625	Nil	Nil	Nil	Nil	9,056	109,681
(Former ) Vice	2013	150,000	Nil	Nil	121,875	Nil	13,500	285,375
President, Finance and Chief Financial Officer	2012	148,958	Nil	706,481	135,038	Nil	13,425	1,003,902

Dennis Hassel(3)	2014	82,500	Nil	250,370	Nil	Nil	2,475	335,345
(Former ) Vice President, Finance and Chief Financial Officer

Bradley J. Macson	2014	188,333	Nil	Nil	147,420	Nil	16,950	352,703
Vice President,	2013	185,000	Nil	Nil	150,313	Nil	16,650	351,963
Operations	2012	183,958	Nil	706,481	153,085	Nil	16,575	1,060,099

W. Gerry Crawford(4)	2014	188,333	Nil	Nil	147,420	Nil	16,950	352,703
Vice President, Field Services	2013	153,933	Nil	670,690	138,288	Nil	13,350	976,261

Cam Danyluk	2014	162,500	Nil	Nil	123,338	4,446	12,188	302,472
Vice President, Legal, General	2013	150,000	Nil	Nil	121,875	17,026	9,000	297,901
Counsel and Corporate Secretary	2012	148,958	Nil	706,481	130,163	13,658	7,077	1,006,337

Notes:

(1)	Figures shown represent the aggregate of amounts paid to Mr. Halyk and to Myrdan Investments Inc., a management consulting corporation wholly-owned by Mr. Halyk. Mr. Halyk did not receive any compensation in his capacity as a member of the Board of Directors.
(2)	Mr. Kearl retired as Vice President, Finance and Chief Financial Officer effective on June 30, 2014.
(3)	Mr. Hassel was appointed Vice President, Finance and Chief Financial Officer effective July 1, 2014. Mr. Hassel was replaced as Vice President, Finance and Chief Financial Officer by Yuliya Gorbach on February 23, 2015. None of the share options granted to Mr. Hassel were exercised and, as of the record date, all have expired.
(4)	Mr. Crawford commenced employment with the Corporation on February 19, 2013.
(5)	The Corporation has calculated the grant date fair value of the Share Options granted to Named Executive Officers using the Black-Scholes- Merton model. The Corporation chose this methodology because it is recognized as the most common methodology used for valuing options and doing value comparisons. The Black-Scholes-Merton assumptions used for 2014 are: (i) an initial expected life of 3-5 years; (ii) an expected annual dividend of $0.24 per Share; (iii) a forfeiture rate of 7%; (iv) an expected volatility of 27.98%; and (v) a risk-free interest rate of 1.21%. The Black-Scholes-Merton assumptions used for 2013 are: (i) an initial expected life of 3-5 years; (ii) an expected annual dividend of $0.20 per Share; (iii) a forfeiture rate of 7%; (iv) a range of volatilities of 30% to 41%; and (v) a range of risk-free interest rates from 1.15% to 1.87%. The Black-Scholes-Merton assumptions used for 2012 are: (i) an initial expected life of 3-5 years; (ii) an expected annual dividend of $0.20 per Share; (iii) a forfeiture rate of 15%; (iv) a range of volatilities of 36% to 44%; and (v) a range of risk-free interest rates from 1.13% to 1.31%.
(6)	Non-equity incentive plan compensation consists of annual incentive bonuses described herein and long-term incentive plans. Long-term incentive plans consist of the SPAP. In connection with the SPAP, the Corporation made reimbursement payments to Mr. Danyluk in 2014, 2013 and 2012 in the aggregate amounts of $4,446, $17,026, and $13,658, respectively. Additional information in respect of the SPAP is set out under the heading “Executive Compensation – Compensation Discussion and Analysis – Elements of the Corporation’s Compensation Program – Share Purchase Assistance Plan”.
(7)	Other compensation includes the employee savings plan. The Corporation does not have a pension plan.

Outstanding Option-Based Awards

The following table outlines the option-based awards outstanding as at December 31, 2014. No share-based awards have been granted by the Corporation.

Name	Number of securities underlying unexercised Share Options(1) (#)	Number of Share Options that have not Vested(2) (#)	Share Option exercise price ($)	Share Option expiration date	Value of unexercised in-the-money Share Options(3) ($)
Daniel K. Halyk	240,000	80,000	$13.74	May 25, 2017	—
Mark A. Kearl	—	—			—
Dennis Hassel(4)	60,000	60,000	$22.81	July 1, 2019	—
Bradley J. Macson	130,000	60,000	$13.74	May 25, 2017	—
W. Gerry Crawford	76,666	66,667	$14.96	February 19, 2018	—
	53,334	53,334	$14.72	May 22, 2018	—
Cam Danyluk	165,000	0	$16.18	March 14, 2016	—
	180,000	60,000	$13.74	May 25, 2017	—

Notes:

(1)	The number of securities underlying unexercised Share Options includes Share Options that have both vested and have not vested.
(2)	Share Option Vesting Schedule:

Name	Number of Share Options	Share Option Exercise Price	Vesting Date
Daniel K. Halyk	80,000	$13.74	May 25, 2015
Mark A. Kearl	—
Dennis Hassel(4)	60,000	$22.81	July 1, 2015
Bradley J.
Macson	60,000	$13.74	May 25, 2015
W. Gerry	33,333	$14.96	February 19, 2015
Crawford	26,667	$14.72	May 22, 2015
	33,334	$14.96	February 19, 2016
	26,667	$14.72	May 22, 2016
Cam Danyluk	60,000	$13.74	May 25, 2015

(3)	The value of the unexercised in-the-money Share Options (including Share Options that have not vested) is based on the December 31, 2014 closing price of the Shares on the Toronto Stock Exchange of $12.98.
(4)	Mr. Hassel was replaced as Vice President, Finance and Chief Financial Officer on February 23, 2015. None of the share options granted to Mr. Hassel were exercised and as of the date hereof, all have expired.

Incentive Plan Awards – Value Vested or Earned During the Year

This table provides the value of option-based awards vested, and non-equity incentive plan compensation that was earned during the year ended December 31, 2014. No share-based awards have been granted by the Corporation.

Name	Share Option-based awards – Value vested during the year ($)(1)	Non-Equity Incentive Plan Compensation – Value Earned During the Year(2) ($)
Daniel K. Halyk	644,800	170,000
Mark A. Kearl	483,600	—
Dennis Hassel	—	—
Bradley J. Macson	483,600	147,420
W. Gerry Crawford	364,660	147,420
Cam Danyluk	1,003,600	123,338

Notes:

(1)	Value is determined by calculating the in-the-money value of the Share Options that were exercisable during 2014 if the Share Options had been exercised on their vesting date.
(2)	Non-equity annual incentive compensation consists of annual incentive bonuses described herein.

Pension Plan

The Corporation has not adopted any retirement plan, pension plan or deferred compensation plan.

Equity Compensation Hedging

The Corporation does not have a policy governing senior executives in regards to short selling in Shares or purchasing of financial instruments (including, for greater certainty, puts, options, calls, prepaid variable formal contracts, equity swaps, collars or units of exchange funds) that are designed to hedge or offset a change in the market value of common shares or other securities held by an executive.

Termination and Change of Control Benefits

Daniel K. Halyk, President and Chief Executive Officer, Yuliya Gorbach, Vice President Finance and Chief Financial Officer, Bradley J. Macson, Vice President, Operations, W. Gerry Crawford, Vice President, Field Services and Cam Danyluk, Vice President Legal, General Counsel and Corporate Secretary each have entered into employment agreements with the Corporation, with all such agreements extending indefinitely, unless terminated by either party in accordance with the terms of the agreements.

Summary of Employment Agreements with the Named Executive Officers

Mr. Daniel Halyk

Mr. Halyk is party to an Employment Agreement with the Corporation (the “Halyk Agreement”) dated effective as of March 16, 2012 and which extends indefinitely, unless terminated by either party in accordance with the terms of the agreement. Myrdan Investments Inc. (“Myrdan”), a management consulting corporation wholly owned by Mr. Halyk, entered into a consulting agreement with the Corporation (the “Myrdan Agreement”) dated effective as of March 16, 2012 and which extends indefinitely, unless terminated by either party in accordance with the terms of the agreement.

Under the Halyk Agreement, Mr. Halyk receives an annual salary (the “DH Annual Salary”) of $140,000 and the Myrdan Agreement provides for an annual base payment of $84,000. The Myrdan Agreement requires Myrdan to provide Mr. Halyk with certain management support services and a vehicle at no additional cost to the Corporation, although the Corporation reimburses Myrdan and Mr. Halyk for vehicle operating costs incurred in the course of providing services to the Corporation.

The Halyk Agreement and the Myrdan Agreement also provide for the payment of an annual bonus of up to 200% of Mr. Halyk’s annual salary and Myrdan’s annual base payment (the “DH Annual Bonus”). The DH Annual Bonus is in the discretion of the Board of Directors having regard to the recommendation of the Compensation Committee and is predicated on the continued employment of Mr. Halyk as well as achievement of certain objectives as described above under the heading “Annual Incentive Bonus”. Mr. Halyk is entitled to participate in all employee benefit plans including the Savings Plan, is entitled to five weeks of paid vacation per year and shall be reimbursed for all travel and other expenses reasonably incurred in the performance of his duties on behalf of the Corporation.

The Halyk Agreement and the Myrdan Agreement provide for termination by the Board of Directors at any time, without notice, for just cause. If the termination is for any other reason except just cause, normal retirement or permanent incapacity, the Corporation is required to pay to Mr. Halyk and Myrdan a lump sum payment equivalent to two times the annual salary and annual base payment, respectively.

In the event of an unsolicited change of control of the Corporation, should, within 90 days following such change of control, the Myrdan Agreement or Halyk Agreement be terminated without cause or should Mr. Halyk voluntarily resign, Mr. Halyk and Myrdan shall be paid a lump sum payment equal to two times Mr. Halyk’s annual salary and Myrdan’s annual base payment, respectively. An unsolicited change of control is generally defined as an event(s) in which control of 50% or more of the voting securities are transferred to a third-party pursuant to transaction(s) which have not been approved of or recommended by a majority of the independent directors of the Corporation.

Pursuant to the Halyk Agreement, Mr. Halyk’s annual salary is to be reviewed annually and may be increased at the discretion of the Board of Directors. Mr. Halyk’s annual salary and Myrdan’s annual base payment were increased on March 1, 2014.

The Halyk Agreement also provides that during the course of his employment with the Corporation and for a period of three months from the date of voluntary termination of his employment by Mr. Halyk, or for termination of his employment by the Corporation for just cause, Mr. Halyk would be prohibited, without the written consent of the Corporation, from directly or indirectly as principal, agent, owner, partner, shareholder, officer, employee or otherwise, own, operate, be engaged in the operation of or have any financial interest in any business operation similar to or in competition with the business of the Corporation in the geographical areas in which the Corporation operates, provided that he would not be prohibited from owning less than 5% of the outstanding voting securities of a public company engaged in such business.

Mr. Halyk is also subject to all common law and statutory duties related to his employment as a Named Executive Officer of the Corporation, both during and after his employment.

Ms. Yuliya Gorbach

Ms. Gorbach is party to an Employment Agreement with the Corporation, dated effective as of February 23, 2015 and which extends indefinitely, unless terminated by either party in accordance with the terms of the agreement.

Under such Employment Agreement, Ms. Gorbach receives an annual salary (the “YG Annual Salary”) of $165,000, is entitled to receive an annual bonus (the “YG Annual Bonus”) of up to 130% of her annual salary (provided she meets the required employment and performance criteria), is entitled to participate in all employee benefit plans including the Savings Plan, shall be provided with vehicle allowance and parking, shall be entitled to four weeks of paid vacation per year, shall be reimbursed for all travel and other expenses reasonably incurred in the performance of her duties on behalf of the Corporation and shall have her monthly dues in a health and fitness club paid.

The YG Annual Bonus is in the discretion of the Board of Directors having regard to the recommendations of the President and Chief Executive Officer and the Compensation Committee and is predicated upon the achievement of certain objectives as described above under the heading “Annual Incentive Bonus”.

Ms. Gorbach’s employment with the Corporation may be terminated by the Board of Directors at any time, without notice, for just cause. If the termination is for any other reason except just cause, normal retirement or permanent incapacity, the Corporation will pay to Ms. Gorbach a lump sum payment equivalent to the YG Annual Salary.

In the event of an unsolicited change of control of the Corporation, should, within 90 days following such change of control, Ms. Gorbach be terminated without cause or should Ms. Gorbach voluntarily resign, she shall be paid a lump sum payment equal to 1.5 times the YG Annual Salary. An unsolicited change of control is generally defined as an event(s) in which control of 50% or more of the voting securities are transferred to a third-party pursuant to transaction(s) which have not been approved of or recommended by a majority of the independent directors of the Corporation.

The YG Annual Salary is to be reviewed annually and may be increased at the discretion of the Board of Directors upon recommendation of the President and Chief Executive Officer of the Corporation.

Ms. Gorbach is also entitled to have the Corporation reimburse her for all interest charged on a personal loan of up to $500,000 taken by her to purchase Shares on the open market. All Shares purchased are to be pledged to the bank as security for repayment of the personal loan, and all dividends received from the Shares and any proceeds from the disposition of those Shares shall be applied to the repayment of the loan. The Corporation’s obligation to pay interest on the loan shall terminate on March 31, 2019, unless Ms. Gorbach voluntarily resigns or is terminated for cause, in which case it shall terminate immediately. In the event Ms. Gorbach is terminated without cause, the Corporation shall continue to pay interest on the loan for a period of six months following the date of termination.

During the course of her employment with the Corporation and for a period of three months from the date of voluntary termination of her employment by Ms. Gorbach, or for termination of her employment by the Corporation for just cause, Ms. Gorbach is prohibited, without the written consent of the Corporation, from directly or indirectly as principal, agent, owner, partner, shareholder, officer, employee or otherwise, own, operate, be engaged in the operation of or have any financial interest in any business operation similar to or in competition with the business of the Corporation in the geographical areas in which the Corporation operates, provided that she shall not be prohibited from owning less than 5% of the outstanding voting securities of a public company engaged in such business.

Ms. Gorbach is also subject to all common law and statutory duties related to her employment as a Named Executive Officer of the Corporation, both during and after her employment.

Mr. Bradley Macson

Mr. Macson is party to an Employment Agreement with the Corporation, dated effective as of March 16, 2012 and which extends indefinitely, unless terminated by either party in accordance with the terms of the agreement.

Under such Employment Agreement, Mr. Macson receives an annual salary (the “BM Annual Salary”) of $189,000, is entitled to receive an annual bonus (the “BM Annual Bonus”) of up to 130% of his annual salary (provided he meets the required employment and performance criteria), is entitled to participate in all employee benefit plans including the Savings Plan, shall be provided with a leased vehicle (including insurance and reasonable operating expenses) and parking, shall be entitled to five weeks of paid vacation per year, shall be reimbursed for all travel and other expenses reasonably incurred in the performance of his duties on behalf of the Corporation and shall have his monthly dues in a health and fitness club paid.

The BM Annual Bonus is in the discretion of the Board of Directors having regard to the recommendations of the President and Chief Executive Officer and the Compensation Committee and is predicated upon the achievement of certain objectives as described above under the heading “Annual Incentive Bonus”.

Mr. Macson’s employment with the Corporation may be terminated by the Board of Directors at any time, without notice, for just cause. If the termination is for any other reason except just cause, normal retirement or permanent incapacity, the Corporation will pay to Mr. Macson a lump sum payment equivalent to the BM Annual Salary.

In the event of an unsolicited change of control of the Corporation, should, within 90 days following such change of control, Mr. Macson be terminated without cause or should Mr. Macson voluntarily resign, he shall be paid a lump sum payment equal to 1.5 times the BM Annual Salary. An unsolicited change of control is generally defined as an event(s) in which control of 50% or more of the voting securities are transferred to a third-party pursuant to transaction(s) which have not been approved of or recommended by a majority of the independent directors of the Corporation.

The BM Annual Salary is to be reviewed annually and may be increased at the discretion of the Board of Directors upon recommendation of the President and Chief Executive Officer of the Corporation. The BM Annual Salary was increased on March 1, 2014.

During the course of his employment with the Corporation and for a period of three months from the date of voluntary termination of his employment by Mr. Macson, or for termination of his employment by the Corporation for just cause, Mr. Macson is prohibited, without the written consent of the Corporation, from directly or indirectly as principal, agent, owner, partner, shareholder, officer, employee or otherwise, own, operate, be engaged in the operation of or have any financial interest in any business operation similar to or in competition with the business of the Corporation in the geographical areas in which the Corporation operates, provided that he shall not be prohibited from owning less than 5% of the outstanding voting securities of a public company engaged in such business.

Mr. Macson is also subject to all common law and statutory duties related to his employment as a Named Executive Officer of the Corporation, both during and after his employment.

Mr. W. Gerry Crawford

Mr. Crawford is party to an Employment Agreement with the Corporation, dated effective as of February 19, 2013 and which extends indefinitely, unless terminated by either party in accordance with the terms of the agreement.

Under such Employment Agreement, Mr. Crawford receives an annual salary (the “GC Annual Salary”) of $189,000, is entitled to receive an annual bonus (the “GC Annual Bonus”) of up to 130% of his annual salary (provided he meets the required employment and performance criteria), is entitled to participate in all employee benefit plans including the Savings Plan, shall be provided with a vehicle allowance and parking, shall be entitled to five weeks of paid vacation per year, shall be reimbursed for all travel and other expenses reasonably incurred in the performance of his duties on behalf of the Corporation.

The GC Annual Bonus is in the discretion of the Board of Directors having regard to the recommendations of the President and Chief Executive Officer and the Compensation Committee and is predicated upon the achievement of certain objectives as described above under the heading “Annual Incentive Bonus”.

Mr. Crawford’s employment with the Corporation may be terminated by the Board of Directors at any time, without notice, for just cause. If the termination is for any other reason except just cause, normal retirement or permanent incapacity, the Corporation will pay to Mr. Crawford a lump sum payment equivalent to the GC Annual Salary.

In the event of an unsolicited change of control of the Corporation, should, within 90 days following such change of control, Mr. Crawford be terminated without cause or should Mr. Crawford voluntarily resign, he shall be paid a lump sum payment equal to 1.5 times the GC Annual Salary. An unsolicited change of control is generally defined as an event(s) in which control of 50% or more of the voting securities are transferred to a third-party pursuant to transaction(s) which have not been approved of or recommended by a majority of the independent directors of the Corporation.

The GC Annual Salary is to be reviewed annually and may be increased at the discretion of the Board of Directors upon recommendation of the President and Chief Executive Officer of the Corporation. The GC Annual Salary was increased on March 1, 2014.

During the course of his employment with the Corporation and for a period of three months from the date of voluntary termination of his employment by Mr. Crawford, or for termination of his employment by the Corporation for just cause, Mr. Crawford is prohibited, without the written consent of the Corporation, from directly or indirectly as principal, agent, owner, partner, shareholder, officer, employee or otherwise, own, operate, be engaged in the operation of or have any financial interest in any business operation similar to or in competition with the business of the Corporation in the geographical areas in which the Corporation operates, provided that he shall not be prohibited from owning less than 5% of the outstanding voting securities of a public company engaged in such business.

Mr. Crawford is also subject to all common law and statutory duties related to his employment as a Named Executive Officer of the Corporation, both during and after his employment.

Mr. Cam Danyluk

Mr. Danyluk is party to an Employment Agreement with the Corporation, dated effective as of March 16, 2012 and which extends indefinitely, unless terminated by either party in accordance with the terms of the agreement.

Under such Employment Agreement, Mr. Danyluk receives an annual salary (the “CD Annual Salary”) of $165,000, is entitled to receive an annual bonus (the “CD Annual Bonus”) of up to 130% of his annual salary (provided he meets the required employment and performance criteria), is entitled to participate in all employee benefit plans including the Savings Plan, shall be provided with parking, shall be entitled to four weeks of paid vacation per year, shall be reimbursed for all travel and other expenses reasonably incurred in the performance of his duties on behalf of the Corporation and shall have his monthly dues in a health and fitness club paid.

The CD Annual Bonus is in the discretion of the Board of Directors having regard to the recommendations of the President and Chief Executive Officer and the Compensation Committee and is predicated upon the achievement of certain objectives as described above under the heading “Annual Incentive Bonus”.

Mr. Danyluk’s employment with the Corporation may be terminated by the Board of Directors at any time, without notice, for just cause. If the termination is for any other reason except just cause, normal retirement or permanent incapacity, the Corporation will pay to Mr. Danyluk a lump sum payment equivalent to the CD Annual Salary.

In the event of an unsolicited change of control of the Corporation, should, within 90 days following such change of control, Mr. Danyluk be terminated without cause or should Mr. Danyluk voluntarily resign, he shall be paid a lump sum payment equal to 1.5 times the CD Annual Salary. An unsolicited change of control is generally defined as an event(s) in which control of 50% or more of the voting securities are transferred to a third-party pursuant to transaction(s) which have not been approved of or recommended by a majority of the independent directors of the Corporation.

The CD Annual Salary is to be reviewed annually and may be increased at the discretion of the Board of Directors upon recommendation of the President and Chief Executive Officer of the Corporation. The CD Annual Salary was increased on March 1, 2014.

During the course of his employment with the Corporation and for a period of three months from the date of voluntary termination of his employment by Mr. Danyluk, or for termination of his employment by the Corporation for just cause, Mr. Danyluk is prohibited, without the written consent of the Corporation, from directly or indirectly as principal, agent, owner, partner, shareholder, officer, employee or otherwise, own, operate, be engaged in the operation of or have any financial interest in any business operation similar to or in competition with the business of the Corporation in the geographical areas in which the Corporation operates, provided that he shall not be prohibited from owning less than 5% of the outstanding voting securities of a public company engaged in such business.

Mr. Danyluk is also subject to all common law and statutory duties related to his employment as a Named Executive Officer of the Corporation, both during and after his employment.

Others

Prior to their departures, Mark Kearl and Dennis Hassel both had employment agreements with the same terms as Yuliya Gorbach as described above.

Officers’ Minimum Ownership Requirements

The Corporation mandates that the Chief Executive Officer purchase and hold Shares equivalent in value to five times his annual base salary, as at the time of purchase, and that the Chief Financial Officer, the Vice President, Operations, the Vice President, Field Services and the Vice President, Legal and General Counsel each purchase and hold Shares equivalent in value to three times their annual base salary, as at the time of purchase. As of the record date, all officers other than Yuliya Gorbach, the Vice President Finance and Chief Financial Officer, satisfy the minimum ownership requirements. Ms. Gorbach was appointed Vice President Finance and Chief Financial Officer on February 23, 2015 and is expected to satisfy the minimum ownership requirement within a reasonable period of time.

Directors’ Compensation

The following table sets out the compensation provided to the directors (in such capacity with the Corporation and TESL, as applicable) during the financial year ended December 31, 2014.

Director Compensation Table

Name (1)	Fees Earned ($)	Share Based Awards ($)	Share Option- Based Awards ($)	Non-Equity Incentive Plan Compensation ($)	Pension Value ($)	All Other Compensation ($)	Total Compensation ($)
Bruce L. Pachkowski	36,000	Nil	Nil	162,440	Nil	Nil	198,440
Andrew W. Wiswell	32,000	Nil	Nil	79,735	Nil	Nil	111,735
Gregory S. Fletcher	37,000	Nil	Nil	83,090	Nil	Nil	120,090
Randy Kwasnicia	29,500	Nil	Nil	81,440	Nil	Nil	110,940
Gregory Melchin	42,000	Nil	Nil	77,823	Nil	Nil	119,823

Note:

(1)	Daniel K. Halyk does not receive compensation for his role as a Director of the Corporation.

A description of the compensation paid to directors of the Corporation is described under the heading “Matters to be Considered at the Meeting – Election of Directors – Proposed Nominees”.

Performance Graph

The following performance graph compares the Corporation’s cumulative total shareholder return on the Shares over the period from December 31, 2009 to December 31, 2014, assuming an initial $100 investment and the reinvestment of all dividends and distributions, with the cumulative total return on the S&P/TSX Composite Index.

	Year Ending December 31
	2009	2010	2011	2012	2013	2014
S&P/TSX Composite Index	100	118	107	115	130	144
the Corporation	100	206	256	224	312	199

The Corporation compensates its Named Executive Officers through a combination of base compensation, annual incentive bonus and long term incentives. The annual incentive bonus is based generally on the Corporation’s financial and operational performance and due to the relationship between financial performance and share price, a strong correlation exists between the annual incentive bonus and the share price. In addition, one of the criteria used to calculate the annual incentive bonus is shareholder relative total return, as discussed above. Further, long term incentives are primarily a direct result of share price performance creating further correlation between compensation and share price.

From December 31, 2009 until December 31, 2014, assuming reinvestment of all dividends and distributions, cumulative total shareholder return on the Shares was approximately 99% as compared to a cumulative total return of 44% on the S&P/TSX Composite Index over the same period. During this period, the annual salary of the Chief Executive Officer, the Chief Financial Officer and the Vice President, Operations increased by 15%, 38% and 8% respectively. The positions of the remaining Named Executive Officers were created subsequent to 2009.

Corporate Governance

The Board of Directors and senior management of the Corporation consider good corporate governance to be an important part of the effective and efficient operation of Canadian corporations. Disclosure respecting the Corporation’s approach to corporate governance with reference to the information required by National Instrument 58-101 is set out in Appendix B to this Circular, and the mandate of the Board of Directors is set out in Appendix C to this Circular. The information required to be disclosed under National Instrument 52-110 is included in the Corporation’s annual information form (“AIF”) under the heading “Audit Committee Information” and the Audit Committee Charter is attached as Appendix A to the Corporation’s AIF.

Normal Course Issuer Bid

On September 26, 2014, the TSX accepted the Corporation’s Notice of Intention to Make a Normal Course Issuer Bid (“NCIB”). Pursuant to the NCIB, the Corporation may purchase up to 1,566,130 Shares, being 5% of the total number of then outstanding Shares, during the following twelve months, subject to a maximum daily purchase limit of 5,000 Shares based on an average daily trading volume for the six calendar months prior to September 2014 of 19,999 Shares. From time to time, purchases of Shares may be undertaken at prices that represent an attractive investment opportunity for the Corporation. The Corporation expects that the purchase of Shares will benefit the remaining Shareholders by increasing their proportionate equity investment in the Corporation. All purchased Shares will be cancelled by the Corporation. During 2014, under the NCIB and including the previous normal course issuer bid, which expired on September 29, 2014, the Corporation purchased a total of 595,100 Shares at an average price of $20.07 per Share. The current NCIB expires on September 29, 2015. The Corporation generally utilizes the NCIB to mitigate the dilution arising from the exercise of Share Options.

Indebtedness of Directors and Executive Officers of the Corporation

There exists no indebtedness of the directors or executive officers of the Corporation, or any of their associates, to the Corporation, nor is any indebtedness of any of such persons to another entity the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Corporation.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth details of all equity compensation plans of the Corporation as of December 31, 2014, being the 2012 Share Option Plan and the 2009 Share Option Plan.

Table of Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Share Options	Weighted-Average Exercise Price of Outstanding Share Options	Number of Securities Remaining Available for Future Issuance Under the Equity Compensation Plans
Equity Compensation Plans Approved by Securityholders
2012 Share Option Plan	1,480,000 Shares	$14.60	1,690 Shares
2009 Share Option Plan	240,000 Shares	$15.56	Nil
Equity Compensation Plans Not	Nil	N/A	Nil
Approved by Securityholders
Total	1,720,000 Shares	$14.73	1,690 Shares

See “Executive Compensation – Compensation Discussion and Analysis – Compensation Philosophy and Objectives – Share Option Plan” for a description of the material features of the Share Option Plan.

Interest of Informed Persons in Material Transactions

Other than as disclosed elsewhere in this Circular, the Corporation is not aware of any material interest, direct or indirect, of any informed person of the Corporation, or any associate or affiliate of any informed person, in any transaction since the commencement of the Corporation’s most recently completed financial year, or in any proposed transaction, that has materially affected or would materially affect the Corporation or any of its Subsidiaries.

For the purposes of this Circular an “informed person” means a director or executive officer of the Corporation, a director or executive officer of a person or company that is itself an “informed person” or subsidiary of the Corporation and any person or company who beneficially owns, directly or indirectly, voting securities of the Corporation or who exercises control or direction over voting securities of the Corporation or a combination of both carrying more than 10% of the voting rights attached to all outstanding Shares.

Additional Information

Additional information about the Corporation, including financial information, is provided in the Corporation’s financial statements and Management’s Discussion and Analysis for the year ended December 31, 2014, which can be found, along with all other publicly filed documents, on SEDAR at www.sedar.com.

For additional copies of the financial statements of the Corporation and Management’s Discussion and Analysis for the year ended December 31, 2014, please contact the Corporation, at 2550, 300 – 5th Avenue S.W., Calgary, Alberta, T2P 3C4, Attention: Corporate Secretary.

APPENDIX A

TOTAL ENERGY SERVICES INC.

2015 SHARE OPTION PLAN

A share option plan, pursuant to which options (“Share Options”) to purchase common shares (“Common Shares”) in the capital of Total Energy Services Inc. (the “Corporation”) may be granted to officers and employees of the Corporation (and its affiliates) and persons who provide services to the Corporation (and its affiliates) as consultants, is established on the terms set out below. Whenever used in this Plan, the term “affiliate” means an affiliated issuer as contemplated by the Securities Act (Alberta) and the term “security based compensation arrangement” has the meaning contemplated by Part VI the Toronto Stock Exchange Company Manual.

1.	PURPOSES

The principal purposes of this Plan are:

(a)	to enable the Corporation (and its affiliates) to attract and retain qualified officers, employees and consultants;

(b)	to promote a proprietary interest in the Corporation on the part of officers and employees of the Corporation (and its affiliates) and consultants to the Corporation (and its affiliates), by providing such persons with the opportunity to acquire an equity interest in the Corporation or augment their equity interest in the Corporation, as the case may be; and

(c)	to provide an additional incentive to officers, employees and consultants in their efforts on behalf of the Corporation (and its affiliates).

2.	RESERVATION OF SHARES

Subject to Section 11 below, the maximum number of Common Shares reserved for issuance pursuant to Share Options granted under this Plan shall be 1,440,000 Common Shares (the “Option Threshold”). Any amendment to the Option Threshold must be approved by Toronto Stock Exchange or such other exchange on which the Common Shares may be listed from time to time (the “Exchange”) and, if required by the Exchange, the shareholders of the Corporation.

3.	ELIGIBILITY

Share Options may be granted only to persons (“Eligible Optionees”):

(a)	who are (i) employees (full-time or part-time) or officers of the Corporation (or one or more of its affiliates), or (ii) consultants who are engaged to provide services to the Corporation (or one or more of its affiliates) on an on-going basis under a written contract with the Corporation (or one or more affiliates) and who devote or are expected to devote a significant amount of time and attention to the business and affairs of the Corporation (or one or more of its affiliates) and who are engaged to provide services for an initial, renewable or extended period of 12 months or more; and

(b)	who the board of directors of the Corporation (the “Board of Directors”) selects for participation in this Plan;

provided, for greater certainty, that non-management directors of the Corporation shall not be eligible to receive Share Options under this Plan.

Share Options may also be granted to corporations that are controlled by an Eligible Optionee. Unless the context otherwise requires, the term Eligible Optionee, as used herein, shall include any such corporation. No Share Options shall be granted pursuant to this Section 3 unless such Eligible Optionee is a bona fide employee or officer of, or consultant to, the Corporation (or one or more of its affiliates).

For greater certainty and without limiting the discretion conferred on the Board of Directors pursuant to Paragraph 3(b), a determination by the Board of Directors to approve the grant of a Share Option in any year shall not require the Board of Directors to approve the grant of a Share Option to an Eligible Optionee in any other year; nor shall a determination by the Board of Directors with respect to the size or terms and conditions of a Share Option in any year require it to approve the grant of a Share Option of similar size or with similar terms and conditions to any Eligible Optionee in any other year. Except as expressly set out in this Plan, the Board of Directors shall not be precluded from approving the grant of a Share Option to any Eligible Optionee solely because the Eligible Optionee has previously been granted a Share Option under this Plan or any other security based compensation arrangement established by the Corporation. No Eligible Optionee has any claim or right to be granted a Share Option, except as expressly set out in a share option agreement entered into by the Eligible Optionee and the Corporation pursuant to this Plan (a “Share Option Agreement”). In addition, nothing in this Plan or in any Share Option Agreement shall confer upon any holder of a Share Option the right to continue in the employ of the Corporation (or an affiliate), to be entitled to any remuneration or benefits not set out in this Plan or such Share Option Agreement or to interfere with or limit in any way the right of the Corporation (or any affiliate) to terminate such holder’s employment with the Corporation (or such affiliate). If the employment of a holder of Share Options by the Corporation (or any of its affiliates) is terminated for any reason prior to the expiration of any Share Option, whether or not such termination is with or without notice, adequate notice or legal notice, or is with or without legal or just cause, such holder’s rights shall be strictly limited to those expressly set out in this Plan and the applicable Share Option Agreement and, for greater certainty, such holder shall have no claim to, or in respect of, any Share Options that may have or would have vested had due notice of termination of employment been given nor shall such holder have any entitlement to damages or other compensation in respect of any Share Options or loss of profit or opportunity that may have, or would have, vested or accrued to such holder if such wrongful termination or dismissal had not occurred or if due notice of termination had been given.

4.	GRANTING OF SHARE OPTIONS

The Board of Directors may, from time to time, grant Share Options to Eligible Optionees. At the time a Share Option is granted, the Board of Directors shall determine the number of Common Shares of the Corporation purchasable under the Share Option, the date when the Share Option is to become effective and, subject to the other provisions of this Plan, all other terms and conditions of the Share Option. All grants of Share Options shall be subject to the following terms and conditions:

(a)	an Eligible Optionee may hold more than one Share Option at any time; however, no one Eligible Optionee shall be granted Share Options that, when combined with any other security based compensation arrangement of the Corporation, would entitle the Eligible Optionee to purchase more than 5% of the number of issued and outstanding shares of the Corporation;

(b)	the number of Common Shares reserved at any time for issuance to insiders pursuant to Share Options, when combined with the number of Common Shares issuable to insiders pursuant to all other security based compensation arrangements of the Corporation, shall not exceed 10% of the number of issued and outstanding shares of the Corporation; and

(c)	the number of Common Shares issued to insiders pursuant to the exercise of Share Options, within any one-year period, when combined with the number of Common Shares issuable to insiders pursuant to all other security based compensation arrangements of the Corporation, shall not exceed 10% of the number of issued and outstanding shares of the Corporation.

The limits set out above in this Section 4 may be calculated on a diluted basis with the consent of the Exchange.

The terms “insider” and “associates” have the meanings ascribed thereto in the TSX Company Manual. Any Share Options granted to a corporation referred to in Section 3 shall, for purposes of this Section 4, be included in the calculation of the Share Options held by the applicable Eligible Optionee, insider or insiders.

5.	EXERCISE PRICE

The exercise price of each Share Option shall be determined in the discretion of the Board of Directors at the time such Share Option is granted, provided that the exercise price shall not be lower than the “Market Price”. For purposes of this Plan, “Market Price” means the five day weighted average trading price of the Common Shares on the Exchange, calculated as of the close of trading on last trading day prior to the date the Share Option is granted; provided that in the event the Common Shares are not listed on any exchange at the time Share Options are granted hereunder, the Market Price shall be such price as is determined by the Board of Directors.

6.	TERM AND EXERCISE PERIODS

All Share Options shall be subject to a fixed term and shall be exercisable from time to time as determined in the discretion of the Board of Directors at the time of the grant, provided that no Share Option shall have a term exceeding 10 years (or such longer period as is permitted by the Exchange), and by way of example, and without limiting the generality of the foregoing or the discretion of the Board of Directors, the directors of the Corporation may determine:

(a)	that a Share Option is, in the case of an employee, exercisable only during the term of employment of such person and, in the case of a consultant, exercisable only during the period that such consultant renders services to the Corporation (or an affiliate), and for a limited period of time after termination of employment or cessation of services, as applicable;

(b)	that a Share Option can be exercisable for a period of time, or for its remaining term, after the death, disability or incapacity of an Eligible Optionee;

(c)	that only a portion of a Share Option is exercisable in a specified period;

(d)	that the unexercised portion of a Share Option is “cumulative”, such that any portion of a Share Option exercisable (but not exercised) in a specified period may be exercised in subsequent periods until the Share Option terminates;

(e)	that if an Eligible Optionee ceases to be an officer or employee of the Corporation (or any of its affiliates) or a consultant to the Corporation (or any of its affiliates) for any reason whatsoever (other than as a result of death, incapacity or permanent disability), the Eligible Optionee may, but only (i) within 90 days after the date that the Eligible Optionee ceased to be an officer, employee or consultant or (ii) prior to the expiration date of the Share Option, whichever is earlier, exercise any Share Option held by the Eligible Optionee, but only to the extent that the Eligible Optionee was entitled to exercise the Share Option at the date of such cessation; or

(f)	that in the event of the death, incapacity or permanent disability of an Eligible Optionee, vested Share Options will continue to be exercisable by the Eligible Optionee, or his/her heirs, executor or other legal representative (as the case may be) for a period of one year following the date of death, incapacity or permanent disability of the Eligible Optionee, provided that no Share Option shall be exercisable after the expiry date of such Share Option or in respect of Share Options that were not exercisable as at the date of death, incapacity or permanent disability of the Eligible Optionee.

In addition, the Board of Directors may determine to grant Share Options subject to terms that will apply only in special circumstances, such as if the Corporation determines to sell all or substantially all of its assets, to liquidate or dissolve, or to merge, amalgamate, consolidate or be absorbed with or into any other corporation (or other entity), or if a take-over bid is made for Common Shares of the Corporation, or if any change of control of the Corporation occurs.

Where the holder of a Share Option is a corporation, such holder will be deemed to have died or to become subject to a permanent disability if an individual employed by such holder who is principally responsible for providing services to the Corporation (or an affiliate) on behalf of the holder dies or becomes subject to a permanent disability that, as determined by the Board of Directors, materially impairs the ability of such holder to provide the services for which the Corporation (or an affiliate) has contracted.

Unless otherwise determined by the Board of Directors, if any Share Option is scheduled to expire (i) at a time when the holder of the Share Option is subject to restrictions on trading securities of the Corporation under a trading “blackout” established by the Corporation (pursuant to the Disclosure Policy of the Corporation then in effect or otherwise) (a “Blackout Period”); or (ii) within five business days after the termination of a Blackout Period, the Share Option will, notwithstanding the scheduled expiry date of such Share Option, expire as of the date that is 10 business days following the end of the applicable Blackout Period (the “Revised Expiry Date”) and shall be exercisable by the holder at any time up to the applicable time on the Revised Expiry Date.

7.	NON-ASSIGNABILITY

Share Options shall not be assignable or transferable by an Eligible Optionee, except for: (i) a limited right of assignment to allow the exercise of Share Options by an Eligible Optionee’s heirs, executor or legal representative (as the case may be) in the event of death, incapacity or permanent disability, subject to the terms upon which the Share Option is granted; and (ii) with the approval of the Board of Directors and the Exchange (if required), a right to transfer such Share Options to a corporation controlled by the Eligible Optionee and wholly-owned by the Eligible Optionee or his spouse or children (or any of them).

8.	PAYMENT OF EXERCISE PRICE

The purchase price of each Common Share issued pursuant to the exercise of a Share Option shall be paid in full, in Canadian funds, at the time of exercise of the Share Option and prior to the issue of the applicable shares. All Common Shares issued upon the exercise of Share Options granted under this Plan shall be issued as fully paid and non-assessable.

9.	NON-EXERCISE, ETC.

Any Share Options granted under this Plan shall expire, terminate or be cancelled or surrendered for any reason without having been exercised in full, any unpurchased Common Shares to which such Share Options relate shall be available for the purposes of the granting of further Share Options under this Plan.

10.	TAKE-OVER OF THE CORPORATION

In the event of:

(a)	the acquisition by any person or any group of persons acting jointly or in concert within the meaning of applicable securities laws (the “offeror”), directly or indirectly, of such number of Common Shares as entitles the offeror to acquire, pursuant to the compulsory purchase provisions of the Business Corporations Act (Alberta), or such other governing legislation as may apply to the Corporation at the time, all remaining Common Shares not already acquired by the offeror, or

(b)	the receipt of all required shareholder, regulatory and court approvals, as applicable, for an amalgamation, arrangement, consolidation, merger or other business combination pursuant to which the offeror will, directly or indirectly, upon completion thereof, acquire all of the issued and outstanding Common Shares,

(either of such events being hereinafter referred to as a “take-over”), the Corporation may, at its election, effective on the sending of notice to a holder of Share Options, terminate all outstanding Share Options of such holder in consideration for, and the holder’s rights in respect of such terminated Share Options shall thereupon be strictly limited to, the issuance to the holder of such number of whole Common Shares as is determined by multiplying the aggregate number of Common Shares theretofore purchasable upon the exercise of all such outstanding Share Options (collectively, the “underlying shares”) by a fraction, the numerator of which shall be the amount, if any, by which the aggregate purchase price that would have been payable by the offeror to the holder for such underlying shares pursuant to the take-over (the “aggregate take-over price”) exceeds the aggregate Exercise Price payable for all such underlying Common Shares upon the exercise of the Share Options, and the denominator of which shall be the aggregate take-over price. The Corporation shall cause such Common Shares to be issued to the holder as fully paid and non-assessable shares of the Corporation.

Where the consideration paid or payable by the offeror for any Common Shares acquired or to be acquired under the take-over consists of securities, the aggregate take-over price shall be determined by reference to the volume weighted average trading price of such securities for the five trading days immediately preceding: (i) in the case of a take-over described in Paragraph 10(a), the date of acquisition; or (ii) in the case of a take-over described in Paragraph 10(b), the date of shareholder approval or, if shareholder approval is not required, the date of notice; provided, however, that if the securities are not traded on an exchange or other organized marketplace they shall be valued, for purposes of determining the aggregate take-over price, according to the value ascribed thereto under any agreement entered into by the Corporation in respect of the take-over.

Notwithstanding any other provision of this Plan, if an Unsolicited Offer for the Common Shares is made, all outstanding unexercised and unvested Share Options granted under this Plan shall vest and become immediately exercisable (notwithstanding that an agreement relating to the grant of Share Options states that those Share Options are exercisable only as of a later date). For the purposes of this Plan: (i) “Unsolicited Offer” means an Offer in respect of which neither the Board of Directors nor management of the Corporation solicited, sought out, or otherwise arranged for the making of such Offer; and (ii) “Offer” means an offer made generally to the holders of Common Shares in one or more jurisdictions to acquire, directly or indirectly, the Common Shares and that is in the nature of a “takeover bid” (as defined in the Securities Act (Alberta)) and, where the Common Shares are listed and posted for trading on a stock exchange, that is not exempt from the formal takeover bid requirements of the Securities Act (Alberta). Any Share Option remaining unexercised following the earlier of the withdrawal of such Unsolicited Offer and the expiry of such Unsolicited Offer in accordance with its terms (without any Common Shares having been acquired thereunder) shall again become subject to the original terms of the agreement relating to the grant of the Share Option as if the Unsolicited Offer had not been made.

11.	ADJUSTMENT IN CERTAIN CIRCUMSTANCES

In the event:

(a)	of any change in the Common Shares of the Corporation through subdivision, consolidation, reclassification, amalgamation, merger or otherwise; or

(b)	of any stock dividend paid to holders of Common Shares of the Corporation (other than such stock dividends issued at the option of shareholders of the Corporation in lieu of substantially equivalent cash dividends); or

(c)	that any rights are granted to all or substantially all of the holders of Common Shares to purchase Common Shares of the Corporation at a price less than 85% of the fair market value of the Common Shares at the date of grant; or

(d)	that, as a result of any recapitalization, merger, consolidation or otherwise, the Common Shares of the Corporation are converted into, or exchanged for, any other shares;

the Board of Directors may make such adjustments to this Plan and to Share Options granted under this Plan as the Board of Directors may, in its sole discretion (and without shareholder approval), consider appropriate to prevent substantial dilution or enlargement of the rights granted to, or available for, holders of Share Options.

12.	COMPLIANCE WITH LAWS

The Corporation shall not be obliged to issue any shares upon the exercise of Share Options if the issue of such shares would violate any law or regulation or any rule of any governmental authority or stock exchange. The Corporation shall not be required to issue, register or qualify for resale any shares issuable upon exercise of Share Options by way of a prospectus, registration statement or similar document, provided that the Corporation shall notify the Exchange of the existence of this Plan and the issuance and exercise of Share Options.

13.	FORM OF SHARE OPTION AGREEMENT

All Share Option Agreements entered into by the Corporation shall be in a form that meets the general requirements and conditions set out in this Plan and any applicable requirements of the Exchange.

14.	AMENDMENTS AND TERMINATION OF PLAN

The Corporation retains the right, from time to time, to amend or to suspend, terminate or discontinue this Plan by resolution of the Board. Any amendments to this Plan shall be subject to the prior approval of any applicable regulatory bodies, including the Exchange. Any amendment to this Plan shall take effect only with respect to Share Options granted after the effective date of such amendment, provided that it may apply to any outstanding Share Options with the mutual consent of the Corporation and the Eligible Optionees to whom such Share Options have been granted. The Board of Directors shall have the power and authority to approve amendments to this Plan or to Share Options, without further approval of the shareholders, including, without limitation, to the extent that such amendment:

(a)	is for the purpose of curing any ambiguity, error or omission in this Plan or to correct or supplement any provision of this Plan that is inconsistent with any other provision of this Plan;

(b)	is necessary to comply with applicable law or the requirements of any stock exchange on which the Common Shares are listed;

(c)	is an amendment to this Plan respecting administrative matters;

(d)	changes the vesting provisions of any Share Option;

(e)	changes the termination provisions of a Share Option or this Plan in a manner that does not entail an extension of any Share Option beyond its original expiry date (except in respect of a Revised Expiry Date, as contemplated by Section 6 above); or

(f)	is an amendment to this Plan of a housekeeping nature;

provided that such amendment does not:

(a)	change the number of Common Shares reserved for issuance under this Plan;

(b)	add any form of financial assistance by the Corporation for the exercise of any Share Option;

(c)	result in material or unreasonable dilution in the number of outstanding Common Shares or any material benefit to an Eligible Optionee;

(d)	expand the circumstances under which Share Options may be assigned or transferred as permitted by Section 7 above;

(e)	change this Section 14; or

(f)	change the class of eligible participants under this Plan if such change would have the potential of broadening or increasing participation by insiders of the Corporation.

Amendments of the nature referred to in Paragraphs (g) through (l) above may only be made with the approval of the shareholders of the Corporation (by way of ordinary resolution).

15.	ADMINISTRATION

The Plan shall be administered by the Board of Directors. The Board of Directors shall have full and final discretion to interpret this Plan and to prescribe, amend, rescind and waive rules and regulations to govern the administration and operation of this Plan. All decisions and interpretations made by the Board of Directors shall be binding and conclusive upon the Corporation and on all persons eligible to participate in this Plan, subject to shareholder approval, if required, and any required approvals of the Exchange.

16.	DELEGATION OF ADMINISTRATION OF THIS PLAN

Subject to the Business Corporations Act (Alberta), the Board of Directors may delegate to one or more directors of the Corporation (including a committee of directors), on such terms as it considers appropriate, all or any part of the powers, duties and functions relating to the granting of Share Options and the administration of this Plan.

17.	UNDISCLOSED MATERIAL INFORMATION

Notwithstanding any other provision of the Plan, the Corporation shall not, subject to the policies of the TSX, grant any Share Options or set the Exercise Price of any Share Option at any time when management and the Board of Directors of the Corporation are aware of material information concerning the Corporation that has not been disclosed to the public.

18.	APPLICABLE LAW

The Plan shall be governed by and construed in accordance with the laws in force in the Province of Alberta.

19.	STOCK EXCHANGE

To the extent applicable, the issuance of any shares of the Corporation pursuant to the exercise of Share Options granted under this Plan is subject to approval of this Plan by the Exchange, and this Plan shall be subject to the ongoing requirements of the Exchange.

APPENDIX B

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

Disclosure Requirement		The Corporation Corporate Governance Practices
1.	Board of Directors

a.	Disclose the identity of directors who are independent.	Bruce L. Pachkowski, Gregory S. Fletcher, Randy Kwasnicia, Andrew Wiswell and Greg Melchin are considered by the Board of Directors to be independent, within the meaning of Section 1.4 of NI 52-110, in that none of them has any relationship that could, in the view of the Board of Directors, be reasonably expected to interfere with the exercise of his independent judgment.

b.	Disclose the identity of directors who are not independent, and describe the basis for that determination.	Daniel K. Halyk is not independent. He is an executive officer of the Corporation.

c.	Disclose whether or not a majority of directors is independent. If a majority of directors is not independent, describe what the Board of Directors does to facilitate its exercise of independent judgment in carrying out its responsibilities.	A majority of the directors are independent.

d.	If a director is presently a director of any other issuer that is a reporting issuer (or the equivalent) in a jurisdiction or a foreign jurisdiction, identify both the director and the other issuer.	The existing directors are currently directors of the reporting issuers set out beneath their respective names below.

Gregory S. Fletcher
Calfrac Well Services Ltd.
Peyto Exploration & Development Corp.
Whitecap Resources Inc.
Randy Kwasnicia
Stonehaven Exploration Ltd.
Kicking Horse Energy Inc.
Clearview Resources Ltd.
Greg Melchin
Baytex Energy Corp.
Bruce Pachkowski
Kicking Horse Energy Inc.

Disclosure Requirement		The Corporation Corporate Governance Practices
e.	Disclose whether or not the independent directors hold regularly scheduled meetings at which non-independent directors and members of management are not in attendance. If the independent directors hold such meetings, disclose the number of meetings held since the beginning of the issuer’s most recently completed financial year. If the independent directors do not hold such meetings, describe what the Board of Directors does to facilitate open and candid discussion among its independent directors.	The independent directors regularly hold “in camera” sessions in the absence of members of management. Such “in camera” sessions are held on a regular basis during regularly scheduled meetings of the Board of Directors. The number of Board of Directors meetings held during 2014 is disclosed below.

f.	Disclose whether or not the Chair of the Board of Directors is an independent director. If the Board of Directors has a chair or lead director who is an independent director, disclose the identity of the independent chair or lead director, and describe his or her role and responsibilities. If the Board of Directors has neither a chair that is independent nor a lead director that is independent, describe what the Board of Directors does to provide leadership for its independent directors.	Bruce L. Pachkowski is the Chair of the Board of Directors. Mr. Pachkowski is considered by the Board of Directors to be independent within the meaning of Sections 1.4 and 1.5 of NI 52-110.

g.	Disclose the attendance record of each director for all Board of Directors meetings held since the beginning of the issuer’s most recently completed financial year.	The attendance of the directors at each meeting of the Board of Directors (and committees thereof) held during 2014 is summarized below:

	Committee Meetings Attended	Board of Directors Meetings Attended
Gregory S. Fletcher	5 of 5	6 of 6
Randy S. Kwasnicia	2 of 2	6 of 6
Daniel K. Halyk	n/a	6 of 6
Bruce L. Pachkowski	1 of 1	6 of 6
Andrew B. Wiswell	5 of 5	6 of 6
Greg Melchin	5 of 5	6 of 6

Attendance Rate of	100%	100%
Current Board
Members

Disclosure Requirement		The Corporation Corporate Governance Practices
2.	Board of Directors Mandate

a.	Disclose the text of the Board of Directors written mandate. If the Board of Directors does not have a written mandate, describe how the Board of Directors delineates its role and responsibilities.	The charter of the Board of Directors is attached as Appendix C to this Circular.

3.	Position Descriptions

a.	Disclose whether or not the Board of Directors has developed written position descriptions for the chair and the chair of each Board committee. If the Board of Directors has not developed written position descriptions for the chair and/or the chair of each Board of Directors committee, briefly describe how the Board of Directors delineates the role and responsibilities of each such position.	The Board of Directors has established written position descriptions for the chair of the Board of Directors and for the chair of each committee of the Board of Directors.

b.	Disclose whether or not the Board of Directors and CEO have developed a written position description for the CEO. If the Board of Directors and CEO have not developed such a position description, briefly describe how the Board of Directors delineates the role and responsibilities of the CEO.	The Board of Directors has established a written position description for the CEO.

4.	Orientation and Continuing Education

a. (i) (ii)

Briefly describe what measures the Board of Directors takes to orient new directors regarding:

the role of the Board of Directors, its committees and its directors, and the nature and operation of the issuer’s business.

Senior management and certain directors provide orientation to new directors. New directors are provided with a Director’s Orientation Package, which includes background information on the Corporation and its operating subsidiaries, financial information, details of the Corporation’s policies and procedures, organizational and legal structure and an executive summary prepared by management. New directors are also provided the opportunity to visit the various operations of the Corporation to familiarize themselves with the Corporation’s operations and personnel.

b.	Briefly describe what measures, if any, the Board of Directors takes to provide continuing education for its directors. If the Board of Directors does not provide continuing education, describe how the Board of Directors ensures that its directors maintain the skill and knowledge necessary to meet their obligations as directors.	Directors are provided with a monthly reporting package that provides a comprehensive review of the Corporation’s financial and operating results and condition. At regularly scheduled meetings, the Board of Directors receives and discusses reports concerning the operations and financial results of the Corporation and its operating subsidiaries. Directors are also provided and encouraged to review newsletters,

Disclosure Requirement		The Corporation Corporate Governance Practices
professional publications and other publications relating to the Corporation’s business and the role of directors, including committee functions. Directors are encouraged and invited to enhance education by taking courses and attend seminars and lectures relevant to their role as directors and committee members. Operations management are periodically invited to attend meetings with the directors and the directors visit operations locations on occasion to maintain and improve the directors’ knowledge of the Corporation’s business.

5.	Ethical Business Conduct

a.	Disclose whether or not the Board of Directors has adopted a written code for the directors, officers and employees. If the Board of Directors has adopted a written code:	The Board of Directors has adopted a written Code ofBusiness Conduct (the “Code”). The Code has been filed on SEDAR and is available at www.sedar.com andon the Corporation’s website at www.totalenergy.ca.

(i)	disclose how a person or company may obtain a copy of the code;	The Board of Directors monitors compliance with the Code by requiring quarterly certifications from its senior officers as to their compliance with the Code and through the Corporation’s existing “whistleblower” policy, which provides a procedure for the submission of information by persons relating to possible violations of the Code.
(ii)

describe how the Board of Directors monitors compliance with its code, or if the Board of Directors does not monitor compliance, explain whether and how the Board of Directors satisfies itself regarding compliance with its code; and

(iii)	provide a cross-reference to any material change report filed since the beginning of the issuer’s most recently completed financial year that pertains to any conduct of a director or executive officer that constitutes a departure from the Code.	No material change reports pertaining to conduct of a director or executive officer constituting a departure from the Code were filed during 2014.

b.	Describe any steps the Board of Directors takes to ensure directors exercise independent judgment in considering transactions and agreements in respect of which a director or executive officer has a material interest.	Directors who have, or may be reasonably perceived to have, a personal interest in a transaction or agreement being contemplated by or involving the Corporation are required to declare such interest at any meeting of the Board of Directors at which the matter is considered and to refrain from voting on such matter. If required, an independent committee may be formed to consider such matters in the absence of interested directors and make recommendations to the Board of Directors.

c.	Describe any other steps the Board of Directors takes to encourage and promote a culture of ethical business conduct.	The Code is provided to each new employee of the Corporation. All employees are eligible to participate in the Savings Plan in an effort to promote employee ownership. The Board of Directors is of the view that

Disclosure Requirement		The Corporation Corporate Governance Practices
that ownership of Shares motivates employees to report inappropriate, unethical or fraudulent behavior on the part of other employees, as such behavior could have a negative effect upon owners of Shares. Similarly, bonuses payable to employees under existing bonus plans (which, in large measure, are tied to return on invested capital) would be negatively impacted by inappropriate, unethical or fraudulent behavior on the part of other employees and the Board of Directors is of the view that existing bonus plans also provide an incentive to employees to report inappropriate, unethical or fraudulent behavior on the part of other employees. The Board of Directors has also implemented a “whistleblower” policy.

6.	Nomination of Directors

a.	Describe the process by which the Board of Directors identifies new candidates for board nomination.	The Corporate Governance and Nominating Committee acts as a nominating committee to consider if and when new individuals are to be proposed for election/appointment to the Board of Directors, having regard to the competencies, skills and personal qualities of the candidates and existing members of the Board of Directors.

b.	Disclose whether or not the Board of Directors has a nominating committee composed entirely of independent directors. If the Board of Directors does not have a nominating committee composed entirely of independent directors, describe what steps the Board of Directors takes to encourage an objective nomination process.	The Board of Directors has a Corporate Governance and Nominating Committee currently composed of a majority of directors who are independent, within the meaning of Section 1.4 of NI 52-110.
The independent directors of the Corporate Governance and Nominating Committee hold an “in camera” session during regularly scheduled meetings.

c.	If the Board of Directors has a nominating committee, describe the responsibilities, powers and operation of the nominating committee.	The Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee. The Charter for the Corporate Governance and Nominating Committee provides that the Committee has responsibility for: (i) considering the membership needs of the Board of Directors and its committees, reviewing, from time to time, the composition of the Board of Directors and its committees and, as considered appropriate, making recommendations to the Board of Directors as to the appropriate number of members of the Board of Directors and its committees, respectively, and the skills and competencies required of Board of Directors and committee members to promote effective and efficient decision-making; (ii) evaluating the various committees established by the Board of Directors and

Disclosure Requirement		The Corporation Corporate Governance Practices
their respective charters, evaluating the performance of the chairmen of the various Board of Directors committees and reporting to the Board of Directors the results of such evaluations; (iii) assessing the effectiveness of the Board of Directors as a whole, the committees of the Board of Directors and the contributions of individual directors; (iv) considering and, where appropriate, approving requests from directors or committees of directors respecting the engagement of special advisers; and (v) annually reviewing and reporting to the Board of Directors with respect to the adequacy of the Charter of the Corporate Governance and Nominating Committee. The Charter of the Corporate Governance and Nominating Committee also provides for a number of administrative matters, including the quorum for meetings of the Committee and the engagement of independent counsel and other advisors to assist the Committee in its deliberations.

7.	Compensation

a.	Describe the process by which the Board of Directors determines the compensation for the issuer’s directors and officers.	The Compensation Committee, in conjunction with the Board of Directors, periodically reviews the compensation of directors and officers in an effort to assess whether the compensation paid to directors and officers: (i) is sufficiently competitive to allow the Corporation to attract and retain qualified individuals; and (ii) reflects the responsibilities and risks involved in being an effective director and officer.

b.	Disclose whether or not the Board of Directors has a compensation committee composed entirely of independent directors. If the Board of Directors does not have a compensation committee composed entirely of independent directors, describe what steps the Board of Directors takes to ensure an objective process for determining such compensation.	The Board of Directors has a Compensation Committee which is currently composed entirely of directors who are independent, within the meaning of Section 1.4 of NI 52-110.

c.	If the Board of Directors has a compensation committee, describe the responsibilities, powers and operation of the compensation committee.	The Board of Directors has adopted a written charter for the Compensation Committee.

d.	If a compensation consultant or advisor has, at any time since the beginning of the issuer’s most recently completed financial year, been retained to assist in determining compensation for any of the issuer’s directors and officers, disclose the identity of the consultant or advisor and briefly	No compensation consultants or advisors were retained during the 2014 financial year.

Disclosure Requirement		The Corporation Corporate Governance Practices
summarize the mandate for which they have been retained. If the consultant or advisor has been retained to perform any other work for the issuer, state that fact and briefly describe the nature of the work.

8.	Other Board of Directors Committees

a.	If the Board of Directors has standing committees other than the audit, compensation and nominating committees, identify the committees and describe their function.	The Board of Directors has no other standing committees.

9.	Assessments

a.	Disclose whether or not the Board of Directors, its committees and individual directors are regularly assessed with respect to their effectiveness and contribution. If assessments are regularly conducted, describe the process used for the assessments. If assessments are not regularly conducted, describe how the Board of Directors satisfies itself that the Board of Directors, its committees, and its individual directors are performing effectively.	An assessment of the Board of Directors and individual directors is conducted by an independent third party on an annual basis under the supervision of the Corporate Governance and Nominating Committee. The results of such assessment are reviewed by the Board of Directors.

10.	Director Term Limits and Other Mechanisms of Board Renewal

a.	Disclose whether or not the issuer has adopted term limits for the directors on its board or other mechanisms of board renewal and, if so, include a description of those director term limits or other mechanisms of board renewal. If the issuer has not adopted director term limits or other mechanisms of board renewal, disclose why it has not done so	In discharging its duty to act in the best interests of the Corporation, the Board of Directors believe that issues relating to board effectiveness, board renewal and board succession planning are best addressed by a strong Board of Directors. The Board of Directors is responsible for recommending to shareholders from time to time candidates for election to the Board of Directors that together contribute the right mix of skills and expertise to the Board of Directors. To assist in making those recommendations, the Board of Directors regularly conducts both formal and informal reviews of the effectiveness of the Board of Directors and individual Board members. The Board of Directors is concerned that imposing arbitrary and inflexible director term limits discount the value of experience in the Corporation’s history and culture and the importance of continuity. Mandatory retirement ages pose the same risk and the Board of Directors does not want to risk the loss of key directors to retirement policies that may be unnecessarily arbitrary and inflexible when they force

Disclosure Requirement		The Corporation Corporate Governance Practices
a high performing director off the Board of Directors. As a result the Board of Directors believes that it would not be appropriate to set term limits for its directors but rather relies on the collective experience and judgment of its members to determine when Board of Director renewals, Board of Director removals and Board of Director additions are appropriate. Shareholder feedback and voting results are also considered by the Board of Directors in this regard.

11.	Policies Regarding the Representation of Women on the Board

a. b.

Disclose whether the issuer has adopted a written policy relating to the identification and nomination of women directors. If the issuer has not adopted such a policy, disclose why it has not done so.

If an issuer has adopted a policy referred to in (a), disclose the following in respect of the policy: written code for the directors, officers and employees. If the Board of Directors has adopted a written code:

The Board of Directors has not adopted a written policy relating to the identification and nomination of women directors. The Board of Directors evaluates potential nominees by reviewing the individual qualifications of prospective board members and determining if the candidates’ qualifications will meaningfully contribute to the effective functioning of the Board of Directors taking into consideration current Board of Directors composition and the anticipated skills required to round out the capabilities of the Board of Directors, including knowledge and diversity of membership.

(i)	a short summary of its objectives and key provisions,

(ii)	the measures taken to ensure that the policy has been effectively implemented,

(iii)	annual and cumulative progress by the issuer in achieving the objectives of the policy, and

(iv)	whether and, if so, how the board or its nominating committee measures the effectiveness of the policy.

12.	Consideration of the Representation of Women in the Director Identification and Selection Process

a.	Disclose whether and, if so, how the board or nominating committee considers the level of representation of women on the board in identifying and nominating candidates for election or re-election to the board. If the issuer does not consider the level of representation of women on the board in identifying and nominating candidates for election or re-election to the board, disclose the issuer’s reasons for not doing so.	The Board of Directors has not adopted a written policy relating to the identification and nomination of directors, including women directors. The Board of Directors believes that having written policies governing the selection of Board of Directors nominees could unduly restrict the Board’s ability to select the most capable nominees that are free from conflicts of interest or other considerations that may impede the ability of a candidate to serve as a director of the Corporation.

Disclosure Requirement		The Corporation Corporate Governance Practices
13.	Consideration Given to the Representation of Women in Executive Officer Appointments

a.	Disclose whether and, if so, how the issuer considers the level of representation of women in executive officer positions when making executive officer appointments. If the issuer does not consider the level of representation of women in executive officer positions when making executive officer appointments, disclose the issuer’s reasons for not doing so.	The Board of Directors does not consider the level of representation of women in executive officer positions when making executive officer appointments. However, the Corporation is committed to the fundamental principles of equal employment opportunities which are prescribed in its employment policies. These policies affirm the Corporation’s commitment to treating people, fairly, with respect and dignity, and to offering equal employment opportunities based upon an individual’s qualifications, character and performance, not the particular gender or social group that an individual may belong to. Furthermore, the Corporation’s employment policies and procedures prohibit discrimination, including discrimination based on gender, and provides that candidates are selected based on the primary considerations of experience, skill and ability.

14.	Issuer’s Targets Regarding the Representation of Women on the Board and in Executive Officer Positions

a.	For purposes of this Item, a “target” means a number or percentage, or a range of numbers or percentages, adopted by the issuer of women on the issuer’s board or in executive officer positions of the issuer by a specific date.	The Board of Directors is made up of a diverse set of individuals with a broad range of skill sets however, at this time it does not have any female members. The Board of Directors has not adopted a specific target regarding women on the Board of Directors as candidates are selected based on the primary considerations of experience, skill and ability.
b.	Disclose whether the issuer has adopted a target regarding women on the issuer’s board. If the issuer has not adopted a target, disclose why it has not done so.

c.	Disclose whether the issuer has adopted a target regarding women in executive officer positions of the issuer. If the issuer has not adopted a target, disclose why it has not done so.	The Corporation has not adopted a specific target regarding women in executive officer positions as it is an equal employment opportunity employer whereby candidates are selected based on the primary considerations of experience, skill and ability.

d.	If the issuer has adopted a target referred to in either (b) or (c), disclose:

(i)	the target, and

(ii)	the annual and cumulative progress of the issuer in achieving the target.

Disclosure Requirement		The Corporation Corporate Governance Practices
15.	Number of Women on the Board and in Executive Officer Positions

a.	Disclose the number and proportion (in percentage terms) of directors on the issuer’s board who are women.	As at the date hereof, no members of the Board of Directors are women. (0%).

b.	Disclose the number and proportion (in percentage terms) of executive officers of the issuer, including all major subsidiaries of the issuer, who are women.	As at the date hereof, one of the executive officers of the Corporation is a woman representing 20% of the Corporation’s executive officer positions.

APPENDIX C

TOTAL ENERGY SERVICES INC.

BOARD OF DIRECTORS CHARTER

1.	Composition

The board of directors (the “Board of Directors”) of Total Energy Services Inc. (“Total Energy”), considers it desirable that the Board of Directors be comprised of a majority of “independent” directors (within the meaning set forth under Section 1.4 of National Instrument 52-110 - Audit Committees). The Board will take the foregoing observation respecting its composition into consideration in exercising its responsibilities set out under Section 7 below. For greater certainty, nothing set out in this Charter is intended to affect the validity of actions taken by the Board of Directors that are otherwise valid for purposes of applicable corporate law.

2.	Responsibilities

In addition to its other responsibilities under applicable law, the Board of Directors shall be responsible for the stewardship of Total Energy, and, in that regard, shall have responsibility for:

(a)	to the extent feasible, satisfying itself: (i) as to the integrity of the Chief Executive Officer (the “CEO”) and other executive officers; and (ii) that the CEO and other executive officers create and maintain a culture of integrity throughout Total Energy;

(b)	adopting a strategic planning process and approving, on at least an annual basis, a strategic plan which takes into account, among other things, the opportunities and risks associated with the business of Total Energy;

(c)	approving annually goals and objectives of Total Energy that the CEO is responsible for meeting;

(d)	the identification of the principal risks to which Total Energy is exposed in the conduct of its business, and overseeing the implementation of appropriate systems to manage these risks;

(e)	succession planning (including appointing, training and monitoring senior management);

(f)	Total Energy’s internal control and management information systems;

(g)	satisfying itself that Total Energy’s financial results are reported fairly to securityholders, regulators and the public in accordance with generally accepted accounting principles; and

(h)	adopting a disclosure policy for Total Energy and satisfying itself as to the timely reporting of developments material to the Corporation.

Members of the Board of Directors are expected to attend all meetings of the Board of Directors (and committees of the Board of Directors of which they are a member) whenever possible and to adequately prepare for such meetings. The independent directors should regularly meet in the absence of non-independent directors and members of management.

3.	Committees

The Board shall establish and approve charters for an Audit Committee, a Corporate Governance and Nominating Committee and a Compensation Committee. The Board shall establish special or independent committees at such times and for such purposes as it sees fit.

4.	Position Descriptions

The Board shall approve position descriptions for the chair of Board and the chair of each of the committees of the Board of Directors. In addition, the Board of Directors, together with the CEO, shall develop a position description for the CEO, which includes a description of management’s responsibilities.

5.	Orientation and Continuing Education

All new directors are to receive a comprehensive orientation designed to provide such directors, among other things, with an understanding of the business of Total Energy, the role of the Board of Directors and its various committees and expectations respecting the contributions of individual directors. In addition, directors, where appropriate, will be provided with continuing education opportunities, so that individuals may maintain or enhance their skills and abilities as directors, as well as to ensure their knowledge and understanding of Total Energy’s business remains current.

6.	Code Of Business Conduct And Ethics

The Board will adopt a written code of business conduct and ethics (the “Code”) for Total Energy, which will be applicable to directors, officers, employees and consultants. The Code will confirm the expectations of the Board of Directors respecting the conduct of directors, officers, employees and consultants and will address the following:

(a)	conflicts of interest;

(b)	protection and proper use of corporate assets and opportunities;

(c)	use and protection of confidential information;

(d)	dealings with Total Energy’s security holders, customers, suppliers, competitors and employees;

(e)	compliance with laws, rules and regulations; and

(f)	reporting of any illegal or unethical behavior.

The Board shall be responsible for monitoring compliance with the Code. The Board shall have the sole authority to grant any waivers from the Code for the benefit of any of the directors or executive officers.

7.	Nomination of Directors

To the extent permitted by applicable law and the Articles of Incorporation and bylaws of Total Energy, the Board of Directors will establish the number of members of the Board of Directors, within the range prescribed by Total Energy’s articles, with a view to facilitating effective decision-making. Prior to nominating or appointing individuals as directors, the Board of Directors will:

(a)	consider which competencies and skills the Board of Directors, as a whole, should possess;

(b)	assess which competencies and skills each existing director possesses; and

(c)	consider the advice and input of the Corporate Governance and Nominating Committee concerning the foregoing and its recommendations to the Board of Directors concerning new director nominees.

8.	Compensation

Following consideration of the recommendations of the Compensation Committee, the Board of Directors will:

(a)	review and approve corporate goals and objectives relevant to CEO compensation, evaluate the CEO’s performance in light of those corporate goals and objectives and any other factors considered relevant by the Board of Directors and determine the CEO’s compensation based on this evaluation; and

(b)	determine non-CEO officer and director compensation, incentive-compensation plans and equity-based plans.

9.	Assessment

The Board will regularly assess the effectiveness of the Board of Directors, the committees of the Board of Directors and each individual director. An assessment will consider:

(a)	in the case of a Board or a committee of the Board of Directors, its charter;

(b)	in the case of an individual director, the applicable position descriptions, as well as the competencies and skills each individual director is expected to bring to the Board of Directors; and

(c)	the opinions and recommendations of the Corporate Governance and Nominating Committee.